UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

QUOTIENT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 18, 2019

To our shareholders:

I am pleased to invite you to the Annual General Meeting of Shareholders of Quotient Limited (“Quotient” or the “Company”) to be held on October 30, 2019, at 10:00 a.m., local time, at B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland. Information about the meeting is presented on the following pages.

Details regarding admission to the meeting and the business that will be conducted are described in the accompanying Notice of Annual General Meeting and Proxy Statement.

Rules adopted by the U.S. Securities and Exchange Commission (“SEC”) allow companies to make materials available to security holders using either the “notice and access” or “full set delivery” options. This year, we have elected to mail proxy materials and our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on May 29, 2019, as amended on June 14, 2019 (our "Annual Report"), to our shareholders using the “full set delivery” option. However, in the future, we may take advantage of the “notice and access” option.

Whether or not you plan to attend the meeting, your vote is important, and we encourage you to review the proxy materials and vote as soon as possible using the instructions provided in the Notice. All voters may sign, date and mail the proxy card in the envelope provided. If you hold your shares in street name, you may also vote your shares over the Internet or via a toll-free (in the United States) telephone number contained in the voting instructions included with your proxy materials. Instructions regarding the methods of voting are contained in the Notice or proxy card.

Thank you for your continued support of Quotient. We look forward to seeing you on October 30, 2019.

Sincerely,

Heino von Prondzynski Chairman of the Board of Directors

Notice of Annual General Meeting of Shareholders

To Be Held on October 30, 2019 at B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland

DATE: October 30, 2019

TIME: 10:00 a.m., local time

PLACE: B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland

RECORD DATE: August 28, 2019

PURPOSE OF MEETING: Presenting the Company’s accounts for the fiscal year ended March 31, 2019, together with the auditors’ reports on those accounts, to the shareholders at the Annual General Meeting and passing the following ordinary resolutions and transacting such other business as may properly come before the Annual General Meeting:

ORDINARY RESOLUTIONS

Re-election of directors

1) THAT Franz Walt be re-elected as a director of the Company.

2) THAT Thomas Bologna be re-elected as a director of the Company.

3) THAT Frederick Hallsworth be re-elected as a director of the Company.

4) THAT Brian McDonough be re-elected as a director of the Company.

5) THAT Sarah O’Connor be re-elected as a director of the Company.

6) THAT Heino von Prondzynski be re-elected as a director of the Company.

7) THAT Zubeen Shroff be re-elected as a director of the Company.

8) THAT John Wilkerson be re-elected as a director of the Company.

Auditors

9) THAT Ernst & Young LLP be re-appointed as the auditors of the Company to hold office from the conclusion of this meeting until the conclusion of the Annual Meeting of the Company to be held in 2020, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending March 31, 2020 be ratified and that the directors be authorized to determine the fees to be paid to the auditors.

Record Date

You are entitled to vote only if you were a shareholder of Quotient at the close of business on August 28, 2019. Holders of ordinary shares of Quotient are entitled to one vote for each share held of record on the record date.

Attendance at the Annual General Meeting

We hope you will be able to attend the Annual Meeting in person and you are cordially invited to attend. If you expect to attend, please check the appropriate box on the proxy card when you return your proxy. If you hold your shares in street name, you may also follow the instructions on your proxy card to vote and confirm your attendance by telephone or Internet.

Where to Find More Information about the Resolutions and Proxies

Further information regarding the above business and resolutions is set out in the proxy statement (the “Proxy Statement”) and other proxy materials, which are available at http://investors.quotientbd.com.

Rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) allow companies to send security holders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to shareholders. However, in the future, we may take advantage of the notice and access distribution option. If, in the future, we choose to send such notices, they will contain instructions on how shareholders can access our notice of meeting and proxy statement via the Internet. They will also contain instructions on how shareholders can request to receive their materials electronically or in printed form on a one-time or ongoing basis.

You are entitled to appoint one or more proxies to attend the Annual Meeting and vote on your behalf and your proxy need not also be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Heino von Prondzynski Chairman

PLEASE NOTE THAT YOU WILL NEED PROOF THAT YOU OWN QUOTIENT SHARES AS OF THE RECORD DATE TO BE ADMITTED TO THE ANNUAL GENERAL MEETING

Record shareholder: If your shares are registered directly in your name, please bring proof of such ownership.

Shares held in street name by a broker or a bank: If your shares are held for your account in the name of a broker, bank or other nominee, please bring a current brokerage statement, letter from your stockbroker or other proof of ownership to the meeting together with a proxy issued in your name should you wish to vote in person at the Annual General Meeting.

This Notice of Annual General Meeting and the Proxy Statement are being distributed on or about September 18, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 30, 2019

Our 2019 Annual Report, as amended, notice of 2019 Annual General Meeting, the Proxy Statement and proxy card are available in the “Financials & Filings” section of our website at http://investors.quotientbd.com.

i

QUOTIENT LIMITED

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Board of Directors of QUOTIENT LIMITED (“Quotient,” the “Company,” or “we”) is soliciting proxies for use at the 2019 Annual General Meeting of Shareholders to be held on October 30, 2019 (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. A notice of the Annual Meeting will be distributed to shareholders who hold ordinary shares of Quotient as of August 28, 2019, the record date for the Annual Meeting, on or about September 18, 2019. Quotient Limited is a limited liability no par value company incorporated under the laws of Jersey, Channel Islands.

GENERAL INFORMATION

What am I voting on?

You will be voting on the following proposals at our Annual Meeting:

•	to re-elect eight directors;
•

to re-appoint Ernst & Young LLP as the Company’s auditors, ratify their appointment as independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors; and

•	to transact such other business as may properly come before the Annual Meeting.

What are the recommendations of the Board?

All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified but the proxy card is signed, the proxy holders will vote your shares according to the recommendations of the Board, which are included in the discussion of each matter later in this proxy statement. The Board recommends that you vote:

FOR the re-election of each of the nominees as directors; and

FOR the re-appointment of Ernst & Young LLP as our auditors, ratification as our independent registered public accounting firm and the authorization of the directors to determine the fees to be paid to the auditors;

In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the Annual Meeting.

Who is entitled to vote?

For each proposal to be voted on, each shareholder is entitled to one vote for each ordinary share, no par value owned at the close of business on August 28, 2019, the record date for the Annual Meeting. As of the close of business on July 25, 2019, there were 66,230,144 ordinary shares outstanding.

How do I vote by proxy in lieu of attending the annual meeting?

If you are a shareholder of record, you may vote by proxy by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Standard Time, on October 29, 2019. If you vote by Internet or telephone, you should not return your proxy card.

You may also vote in person at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the street name holder.

May I change my mind after submitting a proxy?

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to Roland Boyd, care of Quotient Limited, 5 James Hamilton Way, Milton Bridge, Penicuik, Midlothian, EH26 0BF, United Kingdom; or
•	Voting in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

What are broker non-votes?

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 9, which is considered to be routine for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

What is the required vote?

To be approved, Resolutions 1 to 9 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution. If a director does not receive a majority of the vote for his or her re-election, then that director will not be re-elected to the Board and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. Votes that are withheld with respect to the election of directors and abstentions on the other matters are not counted as votes cast.

What will constitute the quorum for the Annual Meeting?

A quorum will consist of one or more shareholders present in person or by proxy who hold or represent shares of not less than a majority of the total voting rights of all of the shareholders entitled to vote at the Annual Meeting.

How can I attend the Annual Meeting?

If you plan to attend the Annual Meeting, you will not be admitted without proof that you own Quotient shares.

•

Record Shareholders. If you are a record shareholder (i.e., a person who owns shares registered directly in his or her name with Continental Stock Transfer & Trust Company, Quotient’s transfer agent) and plan to attend the Annual Meeting, please indicate this when voting by marking the attendance box on the proxy card.

•

Owners of Shares Held in Street Name. Beneficial owners of Quotient ordinary shares held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

Can I access these proxy materials on the Internet?

This proxy statement and our 2019 Annual Report on Form 10-K, as amended, are available at http://investors.quotientbd.com.

Can I get electronic access to the proxy materials?

You may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and is beneficial for the environment. If you choose to receive your future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Who pays for this proxy solicitation and how much did it cost?

We will pay the cost for soliciting proxies for the Annual Meeting. Quotient will distribute proxy materials and follow-up reminders by mail and electronic means. We have engaged Okapi Partners LLC (“Okapi”) at 437 Madison Avenue, New York, New York 10022 to assist with the solicitation of proxies. We will pay Okapi an aggregate fee, including reasonable out-of-pocket expenses, of up to $10,000, depending on the level of services actually provided. Certain Quotient employees, officers, and directors may also solicit proxies by mail, telephone, or personal visits. They will not receive any additional compensation for their services.

We will reimburse brokers, banks, and other nominees for their expenses in forwarding proxy materials to beneficial owners.

How can I obtain the Company’s corporate governance information?

These documents are posted on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

•	Corporate Governance Guidelines
•	Board Committee Charters
•	Code of Business Conduct and Ethics
•	Insider Trading Policy
•	Related Party Transaction Policy
•	Shareholder Communication Policy
•	Disclosure Procedure Policy

Where can I find voting results for this Annual Meeting?

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting. The voting results will also be published on our website at www.quotientbd.com at the same time.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During the fiscal year ended March 31, 2019, the Board held five in person or telephonic meetings. The audit committee met five times during the fiscal year ended March 31, 2019. Attendance at board and audit committee meetings exceeded 90% and no director attended less than 90% of the aggregate number of such board and committee meetings for meetings that they were eligible to attend. The remuneration committee met five times during the fiscal year ended March 31, 2019. The nominating and corporate governance committee met three times during the fiscal year ended March 31, 2019. The strategy and regulatory committee did not meet and was disbanded with effect from October 31, 2018. The responsibilities that were previously delegated to the strategy and regulatory committee are now the responsibilities of the full Board.

Our Board currently has three committees, as described below. Each committee has a separate written charter that is available on Quotient’s website at www.quotientbd.com.

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is currently composed of eight directors. At each annual meeting of our shareholders, each of our directors must “retire,” and, if they wish to continue to serve as a director, they become subject to re-election to the Board of Directors by our shareholders.

We are subject to the listing standards of Nasdaq, which require that, subject to specified exceptions and permitted phase-in periods, each member of a listed company’s audit, remuneration and nominating and corporate governance committees be independent. In addition, the listing standards of Nasdaq require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that the remuneration committee members satisfy independence criteria set forth in Rule 5605(d) of Nasdaq rules. The listing standards of Nasdaq further provide that a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, the listing standards of Nasdaq require that a majority of the members of a listed company’s board of directors be independent. Our Board of Directors has determined that Messrs. Bologna, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson and Ms. O’Connor are independent directors under the applicable Nasdaq listing rules. In making these determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including beneficial ownership of our ordinary shares.

Messrs. Shroff and Wilkerson are currently not independent as defined in the applicable Exchange Act rules related to audit committee composition.

Audit Committee

Our audit committee is composed of Messrs. Bologna, Hallsworth, McDonough and Ms. O’Connor, with Mr. Hallsworth serving as chairman of the committee. Our Board of Directors has determined that all these committee members meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board of Directors has determined that Mr. Hallsworth is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq. The audit committee met five times during the year ended March 31, 2019. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements to be included in our Annual Report on Form 10-K;
•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;

•	reviewing the cyber-security risk management program and reporting to the Board of Directors regarding strategies for improvement;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board of Directors for approval;
•	viewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Remuneration Committee

Our remuneration committee is composed of Messrs. Bologna, Hallsworth, McDonough, von Prondzynski and Shroff, with Mr. von Prondzynski serving as chairman of the committee. Our Board of Directors has determined that all these committee members are independent as defined under the applicable listing standards of Nasdaq. The remuneration committee met five times during the fiscal year ended March 31, 2019. The remuneration committee’s responsibilities include:

•	determining and approving the remuneration of our chief executive officer and other executive officers;
•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers;
•	evaluating the performance of our chief executive officer and other executive officers in light of such corporate goals and objectives;
•	overseeing and administering our compensation and equity-based plans;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the remuneration committee;
•	conducting the independence assessment outlined in the rules of Nasdaq with respect to any compensation consultant, legal counsel or other advisor retained by the remuneration committee;
•	producing a remuneration committee report on executive compensation as required by the rules of the SEC to be included in our annual proxy statement;
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of Nasdaq;
•	reviewing and establishing our overall management compensation philosophy and policy;
•	reviewing and approving our policies and procedures for the grant of equity-based awards; and
•	reviewing and making recommendations to our Board of Directors with respect to director compensation.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Ms. O’Connor and Messrs. von Prondzynski and Shroff, with Ms. O’Connor serving as chair of the committee. Our Board of Directors has determined that these committee members are independent as defined under the applicable listing standards of Nasdaq. The committee met three times during the fiscal year ended March 31, 2019. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•	establishing a policy under which our shareholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;
•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of the committees of our Board of Directors;
•	developing and recommending to our Board of Directors a set of corporate governance principles;
•	articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;
•	reviewing and recommending to our Board of Directors practices and policies with respect to directors;

•	recommending to our Board of Directors qualified individuals to serve as members of the committees of our Board of Directors;
•	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board of Directors for approval;
•	overseeing the systems and processes established by us to ensure compliance with our Code of Business Conduct and Ethics; and
•	performing an evaluation of the performance of the committee.

BOARD PRACTICES

To help our shareholders better understand our Board practices, we are including the following description of current practices. The nominating and corporate governance committee periodically reviews these practices.

Size of the Board

The Board currently consists of the eight directors named above. Our Memorandum and Articles of Association provides that our Board must consist of a minimum of two directors. The exact number of members on our Board will be determined from time to time by our full Board.

Leadership Structure

Heino von Prondzynski, an independent, non-employee director, serves as the Chairman of the Board.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. Only one member of the Board, Mr. Walt, who serves as our Chief Executive Officer, is an employee of Quotient. The non-employee directors of the Company are Messrs. Bologna, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson and Ms. O’Connor. Messrs. Bologna, Hallsworth, McDonough, von Prondzynski, Shroff and Wilkerson and Ms. O'Connor are independent directors under the applicable Nasdaq listing rules. Messrs. Shroff and Wilkerson are currently not independent as defined in the applicable Exchange Act rules related to audit committee composition.

The Exchange Act independence rules relate only to the audit committee.  As described above, Mr. Shroff does not serve on our audit committee.  Mr. Shroff serves on our remuneration and nominating and corporate governance committees and satisfies all applicable Nasdaq independence criteria related to his service on such committees.  Mr. Wilkerson does not serve on any of our board committees.

Audit Committee Financial Expert

The Board has determined that all of the members of the audit committee are financially literate and that Mr. Hallsworth is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq.

Evaluation of Board Performance

The nominating and corporate governance committee coordinates an annual evaluation process by which the directors evaluate the Board’s and its committees’ performance and procedures. This self-evaluation leads to a full Board discussion of the results. The committees of the Board each conduct an annual evaluation of their committee’s performance and procedures.

Nomination of Directors

The nominating and corporate governance committee recommends individuals for membership on the Board. In making its recommendations, the nominating and corporate governance committee considers an individual’s independence based on Nasdaq independence requirements and the criteria determined by the Board.

The nominating and corporate governance committee considers not only a candidate’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board at that time. The Board as a whole is constituted to be strong in its diversity and collective knowledge of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets.

The culture of the Board enables the Board to operate swiftly and effectively in making key decisions and when facing major challenges. Board meetings are conducted in an environment of trust, confidentiality, open dialogue, mutual respect and constructive commentary.

The nominating and corporate governance committee views diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities. The nominating and corporate governance committee will use the same process and criteria for evaluating all nominees, regardless of who submits the nominee for consideration.

Shareholders are encouraged to submit the name of any candidate they believe to be qualified to serve on the Board, together with background information on the candidate, to the chair of the nominating and corporate governance committee. In accordance with procedures set forth in our Memorandum and Articles of Association, shareholders may propose, and the nominating and corporate governance committee will consider, nominees for election to the Board at the next annual general meeting by giving timely written notice to the Company Secretary, which must be received at our registered office no later than the close of business on the date that is 90 days before the first anniversary of the last annual general meeting of the Company, or August 1, 2020, and no earlier than the date that is 120 days before the first anniversary of the last annual general meeting of the Company, or July 2, 2020. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials on such nominee as the nominating and corporate governance committee may request.

Executive Sessions

Non-employee directors meet together as a group during each Board meeting, without the Chief Executive Officer or any other employees in attendance. Mr. von Prondzynski, as our Board’s Chairman, presides over each executive session of the Board. There is also an executive session during each committee meeting at which committee members meet without the Chief Executive Officer or any other employees in attendance. In addition, as required under Nasdaq listing standards, independent directors must meet together as a group at least twice a year.

Board’s Role in Risk Oversight

The Board takes an active role in risk oversight related to the Company both as a full Board and through its committees. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, the Board is responsible for monitoring management’s actions and decisions. The Board, as apprised by the audit committee, determines that appropriate risk management and mitigation procedures are in place and that senior management takes the appropriate steps to manage all major risks.

Attendance at Shareholder Meetings

The Board does not have a formal policy regarding director attendance at shareholder meetings. Messrs. Walt, Hallsworth, McDonough, von Prondzynski, Wilkerson and Ms. O’Connor attended the 2018 annual general meeting of shareholders. All directors are expected to attend 2019 annual general meeting.

Governance Principles

The Board maintains a formal statement of Corporate Governance Guidelines that sets forth the corporate governance practices for Quotient. The Corporate Governance Guidelines are available on our website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer and principal financial officer. A current copy of the code is posted on the investor section of our website, www.quotientbd.com. We intend to disclose any amendment to the code, or any waivers of its requirements, on our website.

Communications with the Board of Directors

The Board believes that it is in the best interests of the Company and its shareholders to provide to every shareholder the ability to communicate with the Board as a whole, or with an individual director, through an established process for shareholder communication. The shareholder communication policy is posted on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions, since April 1, 2018, in which (a) we were a participant, (b) the amount involved exceeded $120,000 and (c) one or more of our executive officers, directors or 5% shareholders, or their immediate family members, each of whom we refer to as a “related person,” had a direct or indirect material interest. We refer to these as “related person transactions.”

Public Share Offerings

On December 11, 2018, as part of a public offering, we issued the following amounts of ordinary shares at a price of $6.50 per share:

•	692,308 ordinary shares to Polar Capital LLP for a total consideration of $4,500,002;
•	2,000,000 ordinary shares to Perceptive Advisors LLC for a total consideration of $13,000,000; and
•	10,000 ordinary shares to Frederick Hallsworth for a total consideration of $65,000.

Exercise of Warrants

On various dates prior to July 31, 2018, we issued the following ordinary shares upon the exercise of warrants at $5.80 per share:

•	2,306,034 ordinary shares to Perceptive Advisors LLC for consideration of $13,374,997;
•	1,724,137 ordinary shares to Polar Capital LLP for consideration of $9,999,995;
•	1,012,930 ordinary shares to Cormorant Asset Management, LLC for consideration of $5,874,994;
•	419,728 ordinary shares to Galen Partners for consideration of $2,434,422
•	2,099 ordinary shares to Thomas Bologna for consideration of $12,174;
•	5,247 ordinary shares to Frederick Hallsworth for consideration of $30,433;
•	10,493 ordinary shares to Brian McDonough for consideration of $60,859;
•	2,099 ordinary shares to Sarah O’Connor for consideration of $12,174;
•	1,049 ordinary shares to Heino von Prondzynski for consideration of $6,084;
•	52,465 ordinary shares to Christopher Lindop for consideration of $304,297; and
•	2,099 ordinary shares to Jeremy Stackawitz for consideration of $12,174.

Private Placement of Shares

On August 3, 2018, we entered into two subscription agreements:

•

between us and Franz Walt, our Chief Executive Officer, pursuant to which Mr. Walt subscribed for, and we agreed to issue, 45,000 ordinary shares at a price of $7.54 per share (which was equal to the closing bid price of our ordinary shares as reported on the Nasdaq Global Market on August 2, 2018) for aggregate proceeds of $339,300; and

•

between us and Heino von Prondzynski, the Chairman of our board of directors, pursuant to which Mr. von Prondzynski subscribed for, and we agreed to issue, 10,000 ordinary shares at a price of $7.54 per share (which was equal to the closing bid price of our ordinary shares as reported on the Nasdaq Global Market on August 2, 2018) for aggregate proceeds of $75,400.

Separation Agreement

On May 7, 2018, we entered into a Separation Agreement with Paul Cowan, our former Chief Executive Officer and Chairman, and Deidre Cowan, Mr. Cowan’s spouse and the sole shareholder of Quotient Biodiagnostics Group Limited, one of the Company’s significant shareholders at the time, in relation to Mr. Cowan's retirement from the Company. For additional information, see “Executive Compensation—Agreements with our Executive Officers—Separation Agreement.”

Employment Agreements

We are party to service or employment agreements with our executive officers. For additional information, see “Executive Compensation—Agreements with our Executive Officers—Employment Agreements.”

Equity Awards

We have issued certain shares and granted share options, or multi-year, performance-based restricted share units, or MRSUs, and/or restricted share units, or RSUs, to our executive officers and our directors. For additional information, see “Executive Compensation—Outstanding Equity Awards at Fiscal Year End” and “—Director Compensation.”

Change of Control

We are party to change of control agreements with certain of our executive officers. For additional information, see “Executive Compensation—Agreements with our Executive Officers—Change of Control Agreements.”

Indemnification

We have entered into indemnification agreements with each of our officers and directors to indemnify them against certain liabilities and expenses arising from their being an officer or director (but specifically excluding any circumstance where they are determined to have violated their fiduciary duty to us). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Non-Employee Director Appointment Letters

We have entered into letters of appointment with each of our non-employee directors. These letters set forth the main terms on which each of our non-employee directors serve on our Board of Directors. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination by the nominating and corporate governance committee and approval of the Board of Directors, re-election by the shareholders and any relevant statutory provisions and provisions of our articles of association relating to removal of a director.

Procedures for Approval of Related Party Transactions

Currently, under our Related Party Transaction Policy, our audit committee is charged with the primary responsibility for determining whether, based on the facts and circumstances, a related person has a direct or indirect material interest in a proposed or existing transaction. To assist our audit committee in making this determination, the policy sets forth certain categories of transactions that are deemed not to involve a direct or indirect material interest on behalf of the related person. If, after applying these categorical standards and weighing all of the facts and circumstances, our audit committee determines that the related person would have a direct or indirect material interest in the transaction, the audit committee must review and either approve or reject the transaction in accordance with the terms of the policy. If any executive officer becomes aware of a related party transaction that the audit committee has not approved or ratified, he or she shall promptly inform the audit committee or such other person designated by the audit committee.

Composition of our Board of Directors and Director Independence

For information about the composition of our Board of Directors and director independence, please see “Directors, Executive Officers and Corporate Governance—Composition of our Board of Directors and Director Independence.”

Remuneration Committee Interlocks and Insider Participation

None of the members of our remuneration committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or remuneration committee of any entity that has one or more executive officers serving on our Board of Directors or remuneration committee.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become a director or executive director.

ELECTION OF DIRECTORS (RESOLUTIONS 1 TO 8)

All of our current directors are nominated for one-year terms expiring in 2019. The Board has been informed that each nominee is willing to serve as a director. If a director does not receive a majority of the vote for his or her re-election then that director will not be re-elected to the Board and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy.

The following sets forth information concerning the eight nominees for director. Each member of our Board, other than Mr. Walt, Ms. O’Connor and Mr. von Prondzynski, was a member of our Board of Directors immediately prior to our initial public offering in April 2014. Information below as to each such member’s tenure on our Board also reflects their tenure on our Board prior to our initial public offering.

Franz Walt

Mr. Walt, 60, joined the Board of Directors in February 2018, was appointed Interim Chief Executive Officer in March 2018 and was subsequently appointed Chief Executive Officer in May 2018. Mr. Walt served as President of Siemens Healthineers Laboratory Diagnostics, the laboratory diagnostics provider within the healthcare division of Siemens AG, the German based conglomerate, from March 2014 to December 2017. From January 2012 to February 2014, Mr. Walt was the Senior Vice President and head of Siemen Healthineers’ Diagnostic Division North America. Prior to joining Siemens Healthineers, from June 1989 to November 2011, Mr. Walt served in various capacities at F. Hoffman-La Roche Ltd., a Swiss based healthcare company that develops diagnostics and therapeutic products, including as Geschäftsführer (CEO) of Roche Diagnostics GmbH in Mannheim from January 2007 to November 2011, and as a board member of the Roche Diagnostic Executive Committee (DiaEC), from November 1998 to December 2006. During his time as a board member of the DiaEC, Mr. Walt served, among other capacities, as President and Consejero Delegado (CEO) of Roche Diagnostics Spain and Regional President for the LATAM Region from October 2004 to December 2006, and as Managing Director of Roche Diagnostics Asia Pacific Pte Ltd. and Regional President for the APAC Region from November 1998 to September 2004. Mr. Walt holds undergraduate degrees in management from the IMAKA Institute of Management in Zürich, and in marketing from the Swiss Institute of Economics in Zürich, and an MBA from City University of Seattle.

The Board believes that Mr. Walt is qualified to serve as a Director based upon his extensive leadership, executive, managerial, business and healthcare industry experience, along with his years of experience in the development of healthcare diagnostic products.

Thomas Bologna

Thomas Bologna, 71, was appointed a Director in February 2012. From December 2011 through the sale of the company in October 2015, Mr. Bologna was Chairman and Chief Executive Officer of Response Genetics, Inc., a healthcare laboratory service company focused on molecular diagnostics. In connection with the sale of the company, Response Genetics, Inc. filed voluntary bankruptcy petitions under chapter 11 of the Bankruptcy Code.  From April 2006 to December 2011, Mr. Bologna served as President and Chief Executive Officer and a Director of Orchid Cellmark, Inc., a public corporation that provided DNA testing services. Mr. Bologna turned around and sold Orchid Cellmark to Laboratory Corporation of America (LabCorp). He was Chief Executive Officer, President, and a Director of Quorex Pharmaceuticals, Inc. (2004 to 2005), a pre-clinical stage anti-infective company which Mr. Bologna sold to Pfizer. From 1997 through the sale of the company to Inverness Medical Innovations (Abbott Laboratories) in 2003, Mr. Bologna was Chairman, President and Chief Executive Officer of Ostex International, Inc. a biotechnology company that developed, manufactured and marketed products for the management of osteoporosis. From 1996 to 1997, Mr. Bologna was a principal at Healthcare Venture Associates, a consulting firm. He was Chief Executive Officer, President, and a Director of Scriptgen Pharmaceuticals, Inc. (1994 to 1996), a biotechnology company that developed orally active drugs to regulate gene expression, and Chairman, President and Chief Executive Officer of Gen-Probe Incorporated (1987 to 1994), a company commercializing molecular diagnostics products which Mr. Bologna took public and subsequently sold. Mr. Bologna’s prior experience also includes senior-level positions with Becton Dickinson & Company including President of the Diagnostic Instrument Systems Division and Mr. Bologna was a Vice President at the Warner-Lambert Company (Pfizer). Mr. Bologna has also served on the boards of several public and private companies, including Aperio Technologies until its sale to Danaher in 2012. Mr. Bologna is currently Chairman of CDx Diagnostics, a company that provides laboratory analysis to clinicians with unique sampling and computer-assisted tools to enhance detection of precancerous change. Mr. Bologna received an M.B.A. and a B.S. from New York University.

The Board believes that Mr. Bologna is qualified to serve as a Director based upon his extensive experience in the diagnostics industry, experience with operations, and his prior experience as the chief executive officer of multiple public and private companies.

Frederick Hallsworth

Frederick Hallsworth, 66, was appointed as a Director in February 2011. Mr. Hallsworth spent 25 years with Arthur Andersen, becoming a partner in 1989. At Arthur Andersen, Mr. Hallsworth held a number of senior management positions, including Head of Corporate Finance, Head of Audit and Managing Partner of Cambridge, UK office of Arthur Andersen and Managing Partner and Head of Audit of Arthur Andersen, Scotland. He joined Deloitte in 2002, where he served as Senior Client Service Partner and Head of TMC Practice in Scotland until 2005. He is also currently a director of memsstar (2006), CMA Scotland (2007), and Offshore Renewable Energy Catapult (2015). Former directorships include: Scottish Enterprise (2004-2010), Microvisk (2006-2012), Forth Dimension Displays (2007-2011), Elonics (2006-2010), Golden Charter (2009-2011), Infinite Data Storage plc (2005-2007), 3Way Networks (2005-2007), Innovata plc (2005-2007), Metaforic (2009-2014) and AT Communications plc (2008-2009). Mr. Hallsworth has been a Member of the Institute of Chartered Accountants of Scotland since 1978. Mr. Hallsworth received a Bachelor of Accountancy from Glasgow University 1974.

The Board believes that Mr. Hallsworth is qualified to serve as a Director based upon his extensive accounting experience and experience providing strategic direction to multiple life science and technology companies.

Brian McDonough

Brian McDonough, 72, was appointed as a Director in May 2012. Mr. McDonough is presently a Principal of Dx Consulting, a consultancy specializing in transfusion diagnostics. From 2003 through 2009, Mr. McDonough was Vice President, Worldwide Marketing, Donor Screening at Ortho-Clinical Diagnostics. From 2000 through 2003, he was President of the North American Blood Products Group of the Medical Division of Pall Corporation, a company specializing in medical filtration products. Prior to holding these senior executive positions, Mr. McDonough had an extensive career at the American Red Cross spanning over 30 years. From 1968 through 1982 Mr. McDonough worked in American Red Cross BioMedical Services as Executive Head of the St. Louis Regional Blood Services Unit. In 1982, he became the Executive Director of the Irwin Memorial Blood Bank of San Francisco, where he also served on several public health committees addressing the spread of AIDS. In 1987, Mr. McDonough returned to the American Red Cross as Regional Vice President of BioMedical Services and in 1994 served under Elizabeth Dole as Chief Operating Officer, Blood Services of the American Red Cross BioMedical Services, with overall responsibility for national blood and plasma programs. Mr. McDonough received a B.A. in liberal arts from Wichita State University and an M.H.A. from Central Michigan University.

The Board believes that Mr. McDonough is qualified to serve as a Director based upon his extensive experience within the transfusion diagnostics industry and operational experience at the American Red Cross.

Sarah O’Connor

Sarah O’Connor, 59, was appointed as a Director in July 2014. Ms. O’Connor served as the Senior Vice President, Strategic Development and Chief Legal Officer of Arch Chemicals, Inc., a global biocides company, where she was responsible for the company’s legal and strategic development functions, as well as enterprise risk management and government relations, from September, 2009 to October, 2011. Ms. O’Connor was Vice President and General Counsel of Arch Chemicals Inc. from February 1999 to September 2009. During this period Ms. O’Connor also had responsibility for the Regulatory Affairs function at Arch Chemicals. Prior to joining Arch Chemicals, Ms. O’Connor was an attorney in the legal departments of American Home Products Corporation and the Reader’s Digest Association. Since September 2012, Ms. O’Connor has been an adjunct professor at Mercy College. Ms. O’Connor became a member of the Board of Trustees of Mercy College in January 2018 and is a member of the school’s Audit, Academic & Student Affairs and Development Committees. Ms. O’Connor received a B.S. in Business Administration from Mercy College, a J.D. from Fordham University School of Law and an MBA from Columbia University.

The Board believes that Ms. O’Connor is qualified to serve as a Director based on her background, experience and judgment as a senior executive of a publicly traded company, and her legal, regulatory and governance expertise.

Heino von Prondzynski

Heino von Prondzynski, 69, was appointed as our Chairman in March 2018. He joined the Board as our Lead Independent Director in September 2014. Mr. von Prondzynski served as chief executive officer of Roche Diagnostics and as a member of the executive committee of F. Hoffman-La Roche Ltd., a Swiss based healthcare company that develops diagnostics and therapeutic products, from early 2000 to 2006, retiring from Roche at the end of 2006. From 1996 to 2000, Mr. von Prondzynski held several executive positions, including president of the vaccine business, at Chiron Corporation, a multinational biotechnology firm that developed biopharmaceuticals, vaccines and blood-testing products. Earlier in his career, Mr. von Prondzynski held sales and marketing and general management positions at Bayer AG, a German based maker of healthcare products, specialty materials and agricultural products. Mr. von Prondzynski also serves on the board of Epigenomics AG, Germany and The Binding Site, UK. Mr. von Prondzynski also has served as a director of Koninklijke Philips Electronics NV (from 2007 to 2019), Hospira, Inc. (from 2009 to 2015), Nobel Biocare Holding AG, Switzerland (from 2010 to 2011) and Qiagen NV (from 2007 to 2013). Mr. von Prondzynski studied maths, geography and history at Westfälische Wilhelms University, Münster, Germany.

The Board believes that Mr. von Prondzynski’s substantial history of leadership positions at major international healthcare companies allows him to provide a global business perspective to his service on the Board and makes him well qualified to serve on the Board.

Zubeen Shroff

Zubeen Shroff, 54, was appointed as a Director in July 2013. Mr. Shroff is a Managing Director of Galen Partners, a leading healthcare growth equity firm founded in 1990. Mr. Shroff has over 25 years of experience working with entrepreneurs and their Boards of Directors in building high-growth healthcare companies. Mr. Shroff joined Galen in 1996 from The Wilkerson Group, where he was a Principal with a client base including pharmaceutical, diagnostics, device and biotech companies, plus a select number of venture capital firms. Prior to joining The Wilkerson Group, Mr. Shroff worked at Schering-Plough France, a manufacturer of healthcare products and medicines, where he helped launch their biotech product, alpha-Interferon, in several new indications. Currently, Mr. Shroff is Treasurer and on the Executive Committee of the Board for The Westchester Medical Center Public Benefit Corporation, as well as Chairman of its Foundation. Since 2004, he has served on the Advisory Committees to Boston University Medical School and The Center for Global Health & Development. Mr. Shroff is also on the Advisory Board of the Joslin Diabetes Center. In addition to the above positions, over the past 18 years, Mr. Shroff has served on the Board of Directors of numerous privately held Galen portfolio companies. Mr. Shroff served on the public Board of Directors of Pet DRx Corporation until July 2010 and Encore Medical until June 2006. Mr. Shroff received a BA in Biological Sciences from Boston University and an MBA from the Wharton School, University of Pennsylvania.

The Board believes that Mr. Shroff is qualified to serve as a Director based upon his extensive experience in providing strategic guidance to companies in the healthcare industry, particularly in the areas of medical devices, diagnostics, and capital equipment.

Dr. John Wilkerson

Dr. John Wilkerson, 76, was appointed as a Director in February 2012. Dr. Wilkerson co-founded Galen Partners in 1990 and currently serves as a Senior Advisor to Galen. Dr. Wilkerson has focused on healthcare throughout his career, beginning as a Group Product Director for Ortho-Clinical Diagnostics Inc. He was a Vice President covering medical device companies at Smith Barney before moving in 1980 to Channing, Weinberg & Co., Inc., a management consulting firm for pharmaceutical, diagnostic, medical device and biotechnology companies, which he acquired and renamed The Wilkerson Group.  The Wilkerson Group was subsequently acquired by IBM in 1996.

Dr. Wilkerson was previously a director of Sonacare Medical and was the Chairman of Atlantic Health Systems, a New Jersey hospital system. He is a trustee and former President of the Museum of American Folk Art and founder of the E.L. Rose Conservancy. Dr. Wilkerson received a Ph.D. from Cornell University.

The Board believes that Dr. Wilkerson is qualified to serve as a Director based upon his extensive experience providing strategic direction to companies in the life sciences industry, as well as his operational experience in the transfusion diagnostics industry.

The Board of Directors recommends a vote “FOR” each of the eight director nominees named above. If you complete the enclosed proxy card, unless you direct to the contrary on that card, the shares represented by that proxy will be voted FOR the election of all eight nominees.

NON-EMPLOYEE DIRECTOR COMPENSATION

Seven out of eight of our directors are non-employee directors.  Five of our non-employee directors are unaffiliated with our significant shareholders: Messrs. Bologna, Hallsworth, McDonough, von Prondzynski and Ms. O’Connor. We seek to maintain a director compensation program for our non-employee directors to enable us to attract and retain, on a long-term basis, high-caliber non-employee directors. Employee directors do not receive compensation in respect of their service as a director.

Pursuant to our director compensation program, with effect from January 1, 2016 through October 31, 2018, the annual retainers were as follows:

Board Member Compensation	Annual Retainer
Lead Independent Director(1)	$145,000(2)
Chairman(1)	CHF 350,000(2)
Director, unaffiliated with our significant shareholders	$40,000

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	15,000
Remuneration Committee	12,000
Nominating and Corporate Governance Committee	11,000
Strategy and Regulatory Committee	11,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	8,000
Remuneration Committee	6,000
Nominating and Corporate Governance Committee	6,000
Strategy and Regulatory Committee	6,000

(1)	From September 2014 to March 2018, Mr. von Prondzynski served as the Company’s Lead Independent Director. On March 21, 2018, Mr. von Prondzynski was appointed to serve as the Chairman of the Board.
(2)

Of the $145,000 annual retainer payable to Mr. von Prondzynski during his tenure as Lead Independent Director, 35% was payable in cash and 65% was payable in RSUs. In respect of the year ended March 31, 2018, the RSUs associated with this retainer were granted on September 4, 2017, and vest in two equal installments on the first and second anniversary of their date of grant.  In recognition of Mr. von Prondzynski’s increased responsibilities as Chairman of the Board beginning in March 2018, the Board increased Mr. von Prondzynski’s annual compensation for the period from April 1, 2018 to October 31, 2018 from an annualized amount of  $145,000 to an annualized amount of CHF 350,000 (which equaled $353,250 based on the exchange rate in effect on July 25, 2019), of which 57% was payable quarterly in cash and 43% was payable by the grant of 33,150 RSUs. The RSUs were granted on April 4, 2018, and vest quarterly in equal installments over 12 months. These payments and grants were in lieu of any compensation Mr. von Prondzynski was entitled to receive as Lead Independent Director of the Board, and exclusive of any other compensation, including option grants, which he was entitled to receive for his service as an independent director, member and chairperson of the Company’s Remuneration Committee and member of the Company’s Nominating and Corporate Governance and Strategy and Regulatory Committees.

Following the annual general meeting held on October 31, 2018, the amounts for the annual retainers were revised as set out below effective from November 1, 2018:

Board Member Compensation	Annual Retainer
Chairman	CHF 280,000(1)
Director, unaffiliated with our significant shareholders	$ 40,000

Committee Chairperson Compensation	Annual Retainer ($)
Audit Committee	24,000
Remuneration Committee	15,000
Nominating and Corporate Governance Committee	16,000

Committee Member Compensation	Annual Retainer ($)
Audit Committee	12,000
Remuneration Committee	8,000
Nominating and Corporate Governance Committee	8,000

(1)

CHF 120,000 (which equaled $121,114 based on the exchange rate in effect on July 25, 2019) will be paid in cash in four equal quarterly installments on January 31, April 30, July 31 and October 31 of each year.  CHF 160,000 (which equaled $161,486 based on the exchange rate in effect on July 25, 2019) will be paid in the form of RSUs to be issued immediately following the annual general meeting, which will vest in four quarterly installments on January 31, April 30, July 31 and October 31 of each year. Mr. von Prondzynski was awarded 33,150 RSUs on April 4, 2018 in respect of the year ending March 31, 2019 and 13,812 of these RSUs (being five twelfths of 33,150 in respect of the period November 1, 2018 to March 31, 2019) counted towards the annual award made to Mr. von Prondzynski immediately following the October 31, 2018 annual general meeting. 10,990 RSUs were issued on October 31, 2018 to Mr. von Prondzynski in respect of the remaining amount of the CHF160,000 to be paid in RSUs.

Pursuant to our director compensation program, on the date of each annual general meeting, each non-employee director who is continuing to serve as a director following such meeting is also eligible to be granted: (i) options to purchase ordinary shares with an underlying fair market value of $40,000; and (ii) RSUs with an underlying fair market value of $120,000. The share options will vest in equal installments on the first, second and third anniversary of grant and the RSUs will vest in four quarterly installments on January 31, April 30, July 31 and October 31 each year.

The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors. Stock-based awards and option awards in the following table are computed in accordance with the valuation principles used in the Company’s financial statements to compute the fair value of each award on the date of grant.

	Fiscal Year Ended March 31,	Fees earned in cash	Stock-based awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Heino von Prondzynski	2019	$145,588	$346,584	$25,105	$—	$—	$—	$517,278
	2018	$74,750	$124,249	$30,703	$—	$—	$—	$229,702
Thomas Bologna	2019	$56,500	$120,002	$25,105	$—	$—	$—	$201,607
	2018	$54,000	$29,999	$30,703	$—	$—	$—	$114,702
Frederick Hallsworth	2019	$65,583	$120,002	$25,105	$—	$—	$—	$210,690
	2018	$61,000	$29,999	$30,703	$—	$—	$—	$121,702
Brian McDonough	2019	$60,000	$120,002	$25,105	$—	$—	$—	$205,107
	2018	$60,000	$29,999	$30,703	$—	$—	$—	$120,702
Sarah O'Connor	2019	$62,750	$120,002	$25,105	$—	$—	$—	$207,857
	2018	$59,000	$29,999	$30,703	$—	$—	$—	$119,702
Zubeen Shroff	2019	$20,083	$120,002	$25,105	$—	$—	$—	$165,190
	2018	$23,000	$29,999	$30,703	$—	$—	$—	$83,702
Franz Walt(1)	2019	$—	$—	$—	$—	$—	$—	$—
	2018	$6,806	$—	$100,001	$—	$—	$—	$106,807
John Wilkerson	2019	$—	$120,002	$25,105	$—	$—	$—	$145,107
	2018	$—	$29,999	$30,703	$—	$—	$—	$60,702

(1)

Mr. Walt was appointed to the Board of Directors on February 1, 2018.  On March 21, 2018, Mr. Walt was appointed to serve as Interim Chief Executive Officer and, on May 24, 2018, Mr. Walt was appointed as the Company’s Chief Executive Officer.  The amounts reflected in the table reflect compensation Mr. Walt received as a non-employee director prior to his appointment as Interim Chief Executive Officer. For information regarding Mr. Walt’s executive compensation see “Executive Compensation—Summary Compensation Table” below.

The following table sets forth the share options held by the non-employee directors as of March 31, 2019. Mr. Walt, our Chief Executive Officer, was a non-employee director from February 1, 2018 to March 21, 2018 and received certain share options when he was initially appointed as a director, as described below.  These share options are not included in the table below, but are included in the table presented under “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” below. All options are options to purchase ordinary shares.

Name	Vesting start date	Number of securities underlying exercisable options	Number of securities underlying unexercisable options(1)	Option exercise price(2)	Option expiration date
Heino von Prondzynski	October 31, 2016	4,303	—	$11.62	October 30, 2025
	October 31, 2017	5,818	2,908	$5.73	October 30, 2026
	October 31, 2018	3,199	6,398	$5.21	October 30, 2027
	October 31, 2019	—	6,240	$6.41	October 30, 2028
Thomas Bologna	April 29, 2015	3,500	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	4,303	—	$11.62	October 30, 2025
	October 31, 2017	5,818	2,908	$5.73	October 30, 2026
	October 31, 2018	3,199	6,398	$5.21	October 30, 2027
	October 31, 2019	—	6,240	$6.41	October 30, 2028
Frederick Hallsworth	February 13, 2014	20,014	—	$1.44	August 30, 2022
	April 29, 2015	5,000	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	7,505	—	$11.62	October 30, 2025
	October 31, 2017	5,818	2,908	$5.73	October 30, 2026
	October 31, 2018	3,199	6,398	$5.21	October 30, 2027
	October 31, 2019	—	6,240	$6.41	October 30, 2028
Brian McDonough	November 14, 2014	40,029	—	$1.44	August 30, 2022
	April 29, 2015	10,000	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	4,303	—	$11.62	October 30, 2025
	October 31, 2017	5,818	2,908	$5.73	October 30, 2026
	October 31, 2018	3,199	6,398	$5.21	October 30, 2027
	October 31, 2019	—	6,240	$6.41	October 30, 2028
Sarah O'Connor	August 6, 2015	10,800	—	$9.26	August 5, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	4,303	—	$11.62	October 30, 2025
	October 31, 2017	5,818	2,908	$5.73	October 30, 2026
	October 31, 2018	3,199	6,398	$5.21	October 30, 2027
	October 31, 2019	—	6,240	$6.41	October 30, 2028
Zubeen Shroff	April 29, 2015	5,000	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	7,505	—	$11.62	October 30, 2025
	October 31, 2017	5,818	2,908	$5.73	October 30, 2026
	October 31, 2018	3,199	6,398	$5.21	October 30, 2027
	October 31, 2019	—	6,240	$6.41	October 30, 2028
John Wilkerson	April 29, 2015	3,500	—	$8.00	April 28, 2024
	October 31, 2015	5,025	—	$9.95	October 30, 2024
	October 31, 2016	7,505	—	$11.62	October 30, 2025
	October 31, 2017	5,818	2,908	$5.73	October 30, 2026
	October 31, 2018	3,199	6,398	$5.21	October 30, 2027
	October 31, 2019	—	6,240	$6.41	October 30, 2028

(1)	Vesting of all options is subject to continued service through to the applicable vesting date.

(2)

In certain cases, the option exercise prices are lower than the fair market value of the underlying securities on the date of grant. As part of the preparation for our initial public offering (which occurred in April 2014), the Board of Directors reviewed the fair value of our ordinary shares at the various dates in recent years when option and share awards were granted. This review resulted in certain instances in the Board of Directors concluding that the fair value of the underlying securities was higher than the option exercise prices determined at the time. The resulting increase in compensation expense has been reflected in our financial statements.

In connection with his appointment as a director on February 1, 2018, Mr. Walt received, effective February 19, 2018, share options to purchase 22,676 of our ordinary shares at an exercise price of $4.41, which was the closing price of our ordinary shares on February 18, 2018. The share options vest and become exercisable in three equal annual installments beginning February 19, 2019.

The following table sets forth the RSUs held by the non-employee directors as of March 31, 2019. All RSUs convert into ordinary shares on a one-for-one basis.

Name	Vesting start date	Number of outstanding securities underlying the award	Expiration date
Heino von Prondzynski	September 4, 2018	12,634	September 4, 2019
	October 31, 2018	2,879	October 31, 2019
	July 4, 2018	8,287	April 4, 2019
	January 31, 2019	22,283	October 31, 2019
Frederick Hallsworth	October 31, 2018	2,879	October 31, 2019
	January 31, 2019	14,041	October 31, 2019
Thomas Bologna	October 31, 2018	2,879	October 31, 2019
	January 31, 2019	14,041	October 31, 2019
Brian McDonough	October 31, 2018	2,879	October 31, 2019
	January 31, 2019	14,041	October 31, 2019
Sarah O'Connor	October 31, 2018	2,879	October 31, 2019
	January 31, 2019	14,041	October 31, 2019
Zubeen Shroff	October 31, 2018	2,879	October 31, 2019
	January 31, 2019	14,041	October 31, 2019
John Wilkerson	October 31, 2018	2,879	October 31, 2019
	January 31, 2019	14,041	October 31, 2019

REMUNERATION COMMITTEE REPORT

The information contained in this remuneration committee report shall not be deemed to be “soliciting material” or “filed” with the SEC under the Securities Act or the Exchange Act. No portion of this remuneration committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety this Proxy Statement in which this report appears, except to the extent that Quotient Limited specifically incorporates this statement or a portion of it by reference.

The remuneration committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the remuneration committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the fiscal year ended March 31, 2019.

Respectfully submitted,

Heino von Prondzynski (Chairperson) Thomas Bologna Frederick Hallsworth Brian McDonough Zubeen Shroff

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Mr. Paul Cowan served as our Chief Executive and Chairman until his retirement on March 21, 2018. Mr. Franz Walt served as our Interim Chief Executive Officer from March 21, 2018 until May 24, 2018, on which date he was appointed our Chief Executive Officer.  As described below in “Agreements with our Executive Officers—Employment Agreements—Franz Walt,” in connection with these appointments we entered into a part time employment agreement with Mr. Walt on April 1, 2018 and an employment agreement with Mr. Walt on May 24, 2018. As a result Mr. Walt’s remuneration for our fiscal year ended March 31, 2018 was solely comprised of the remuneration he received as a non-employee director as described above in Non-Employee Director Compensation.

Our "named executive officers" for the fiscal year ended March 31, 2019 are Franz Walt, Christopher Lindop and Edward Farrell. Our "named executive officers" for the fiscal year ended March 31, 2018 are Paul Cowan, Franz Walt, Christopher Lindop and Jeremy Stackawitz. This Compensation Discussion and Analysis explains our executive compensation program as it relates to our “named executive officers,” whose compensation information is presented in the following tables and discussion in accordance with the SEC rules.

Name	Position
Franz Walt	Interim Chief Executive Officer (from March 21, 2018 until May 24, 2018) and Chief Executive Officer (as of May 24, 2018)
Paul Cowan	Chairman & Chief Executive Officer (retired on March 21, 2018)
Christopher Lindop	Chief Financial Officer
Edward Farrell	President
Jeremy Stackawitz	President

Our mission is to become the global leader for the development, manufacture and sale of transfusion diagnostics (blood grouping, serological disease screening and molecular disease screening), leveraging our proprietary MosaiQ™ technology platform. As MosaiQ is demonstrated to work for transfusion diagnostics, we will also seek to expand its utility elsewhere in the broader diagnostics market.

To achieve our mission, we must recruit, retain and motivate exceptional leaders with the ability to deliver superior results for our shareholders. The skills and knowledge built by the management team around MosaiQ, which represents a novel and highly disruptive technology platform for the broader diagnostics field, are unique and increasingly will become highly attractive to potential competitors.  Retention of existing senior management and recruitment of additional senior managers to augment the existing team is therefore critical. Our executive compensation program is instrumental in achieving this objective.

Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management to those of our shareholders. Consequently, our executive compensation plan is comprised of four principal elements – salary, benefits, long-term equity interest and cash bonuses based on annual individual and corporate performance. Consistent with our strategic goals, we have designed and implemented a performance-based award that aligns equity compensation with outstanding returns to our shareholders over several years.

Executive compensation is discussed in greater detail below. The remuneration committee will continue to evaluate our overall compensation structure and awards to ensure they are: (i) reflective of the performance of our executive officers and the Company; and (ii) consistent with our compensation objectives.

Roles of the Remuneration Committee

General

It is the responsibility of the remuneration committee to administer the Company’s compensation practices, to ensure they are competitive, financially prudent and include incentives designed to appropriately drive performance. To achieve this, the remuneration committee periodically reviews commercially available, industry specific compensation data for: (i) companies in the global diagnostics industry; (ii) companies addressing the donor testing market; and (iii) companies in the European biotechnology industry, as a general guide for establishing its compensation practices and structures. The remuneration committee, along with the Board, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them.  On an annual basis the remuneration committee reviews tally sheets reflecting each named executive officer’s compensation history with respect to each element of compensation.

The remuneration committee conducts an annual review of performance and compensation during the first quarter of each fiscal year for the purpose of determining the compensation of named executive officers. As part of this review, the CEO submits recommendations to the remuneration committee relating to the compensation of the named executive officers (other than the CEO). Following a review of these recommendations, the remuneration committee approves the compensation of these named executive officers, with such modifications to the CEO's recommendations as the remuneration committee considers appropriate.

The remuneration committee's review of the CEO's compensation is subject to separate procedures. With input from members of the entire Board, other than the CEO, the Chairman and the remuneration committee evaluate the CEO's performance and review the evaluation with him. Based on that evaluation and review, the remuneration committee then determines the CEO's compensation. The CEO is excused from meetings of the remuneration committee during voting or deliberations regarding his compensation.

Peer Group Companies

The remuneration committee seeks to identify an executive compensation peer group of approximately fifteen to twenty companies that may compete with the Company for executive talent (“Peer Group Companies”). The remuneration committee has focused on creating a peer group that:

•	Represented companies working in the global diagnostics industry, companies addressing the donor testing market or companies in the European biotechnology industry;
•	Contains a mix of pre-commercial development companies and some commercial stage companies;
•	Captures comparable companies in terms of employee numbers and market capitalization; or
•	Have achieved or expect to achieve a growth profile comparable to that expected for the Company.

Based on the above criteria, the following companies were included in the peer group:

Company	Product Focus
Accelerate Diagnostics	In vitro diagnostics for hospital acquired and drug resistant infections
BioCartis Group NV	Molecular diagnostics
Cerus Corp	Pathogen inactivation for donor blood, plasma and platelets
Epigenomics AG	Molecular diagnostics – cancer
Exact Sciences Corp.	Molecular diagnostics – early detection of colorectal cancer
GenMark Diagnostics Inc.	Automated, multiplex molecular diagnostic testing systems
Genomic Health Inc.	Molecular diagnostics – cancer care
Haemonetics Corporation	Provision of innovative blood management solutions
Meridian Bioscience Inc.	Develops, manufacture, commercialization of a range of innovative diagnostics test kits
Myriad Genetics Inc.	Molecular diagnostics
Nanostring Technologies Inc.	Life science tools for translational research and molecular diagnostic products
Oxford Biomedica	Biopharmaceutical company focused on the development and commercialization of gene-based medicines
Oxford Immunotec	Diagnostic tests for immune-regulated conditions (e.g. Tuberculosis)
Quidel Corp.	Provision of cellular based virology assays and molecular diagnostics testing systems
T2 Biosystems	Clinical diagnostics for sepsis

The remuneration committee retained Willis Towers Watson, or WTW, as its independent compensation consultant. WTW does not perform any other consulting work or other services for the Company, reports directly to the remuneration committee and takes direction from the Chairman of the remuneration committee. The remuneration committee has assessed the independence of WTW pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in the financial year ended March 31, 2019 or currently exists that would prevent WTW from serving as an independent consultant to the remuneration committee.

Performance Graph

Below is a graph that compares the cumulative shareholder return on our ordinary shares from May 27, 2014, the date on which our ordinary shares commenced trading on Nasdaq, through March 31, 2019 against the cumulative total return for the same period on the Nasdaq Stock Market Composite Index and the Nasdaq Healthcare Index. The results are based on an assumed $100 invested on May 27, 2014.

50  $100  $150  $200  $250  $300  COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*  AMONG QUOTIENT LIMITED, THE Nasdaq STOCK MARKET COMPOSITE INDEX  AND THE Nasdaq HEALTHCARE INDEX  $0  $50  $100  $150  $200  $250  $300  COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*  AMONG QUOTIENT LIMITED, THE Nasdaq STOCK MARKET COMPOSITE INDEX  AND THE Nasdaq HEALTHCARE INDEX  3/31/19  2/28/191/31/1912/31/1811/30/1810/31/189/30/188/31/187/31/186/30/185/31/184/30/183/31/182/28/181/31/1812/31/1711/30/1710/31/179/30/178/31/177/31/176/30/175/31/174/30/173/31/172/28/171/31/1712/31/1611/30/1610/31/169/30/168/31/167/31/166/30/165/31/164/30/163/31/162/29/161/31/1612/31/1511/30/1510/31/159/30/158/31/157/31/156/30/155/31/154/30/153/31/152/28/151/31/1512/31/1411

Executive Compensation Programs

Overview and Objectives

Our executive compensation program for our named executive officers for fiscal years 2019 and 2020, each an Executive Compensation Program, was adopted on May 23, 2018 with respect to fiscal 2019 and May 22, 2019 with respect to fiscal 2020 . Each year, the Remuneration Committee and the Board review the Executive Compensation Program for our named executive officers for the fiscal year to ensure that it is designed to achieve the following objectives:

•	Focus executive behavior on achievement of our annual and long-term strategic objectives,
•	Provide a competitive compensation package that enables the Company to attract and retain, on a long-term basis, talented executives,
•

Provide a total compensation structure that the remuneration committee believes is at least comparable with the total compensation structure of Peer Group Companies for which we would compete for talent and which consists of a mix of base salary, equity and cash incentives, and

•	Align the interests of management and shareholders by providing management with long-term incentives through equity ownership.

The Remuneration Committee will continue to review the Executive Compensation Program in future years to ensure that it is closely aligned with the interests of shareholders and reflects our business needs.

Each Executive Compensation Program has four principal elements, namely base salary, benefits, short-term incentives and long-term incentives.  A brief description of each element and their purpose at the Company is described below:

Compensation Element	Description	Purpose
Base salary	Fixed cash compensation based on role, job scope, experience, qualification and performance

To compensate for individual technical and leadership competences required for a specific role and to provide economic security.  Notice periods for named executive officers vary between six and 12 months.

Benefits	Competitive health, life assurance, disability and retirement benefits

To promote health and wellness in the workforce and to provide competitive retirement planning and saving opportunities.  Benefits include private health coverage, life insurance, a defined contribution pension scheme and provision of a company car.  There are no enhanced benefits for named executive officers.

Short-term incentive	Annual cash incentive opportunity payable based on achievement of corporate, business unit and individual objectives	To incentivize management to meet and exceed annual performance metrics and deliver on commitments to shareholders.
Long-term incentive	Annual equity award	To incentivize executive officers to increase shareholder value, reward long-term corporate performance and promote employee commitment through share ownership.

In addition, during fiscal year 2019, the long-term incentive compensation element of our Executive Compensation Program also included the award of multi-year performance-based grant of Restricted Share Units (“MRSUs”) in order to align management compensation to achievement of our multi-year strategic plan.  Beginning with fiscal year 2020, MSRUs are no longer part of our Executive Compensation Program.

Our objective is to target total direct compensation for our named executive officers, including the annualized value of the incentive awards that are proposed to be granted in fiscal 2020 as part of our Executive Compensation Program, as follows: Base Salary & Benefits – 30%; Short-term Incentive – 15%; and Long-Term Incentive 55%.

The amounts and mix attributable to base salary, short-term incentives and long-term incentives are determined by reference to market norms.  Our aim is to align individual compensation with the objectives of the applicable Executive Compensation Program.  While executive compensation mix is evaluated on an annual basis, we do not adhere to a rigid formula when determining the actual mix of compensation elements.  Instead, our current policy is to balance the short-term and long-term focus of our compensation elements to reward short-term performance while emphasizing long-term value creation.  These objectives are achieved by placing considerable weight on long-term, equity-based compensation while offering cash and short-term compensation to attract and retain executive talent.

The primary objective of our compensation philosophy is to design and support total remuneration packages aligned with strong business performance and long-term value creation for our shareholders.  Each Executive Compensation Program in particular is designed with specific emphasis on accountability for the performance of the MosaiQ development and commercialization program in the short-term and shareholder return over the longer term.  This alignment is created through several mechanisms:

Compensation Mechanism	Methodology
Pay Positioning	To attract and retain the best executives, all components of executive compensation are targeted between the market’s median and 75th percentile.
Performance Target Setting	We set goals that we consider to be ambitious but achievable for ourselves and for the Company aligned with our commitment to building long-term sustainable value for our shareholders.
Compensation Elements	Base Salary	Sets baseline pay level.
	Annual Incentive Plan	Annual incentive payment that rewards performance relative to annual financial goals and/or MosaiQ development goals.
	RSUs	Long-term incentive with a three-year vesting period that rewards performance that enhances shareholder value.
Compensation Mix	Our compensation mix is weighted toward variable pay elements and long-term incentive pay elements

By applying the above methodologies, named executive officers are compensated at between the market’s median and 75th percentile when we meet our performance targets, deliver on the expectations we communicate to our shareholders and drive share price appreciation.  Should our performance exceed expectations, our executives will be compensated above target, and vice versa.  The significant weighting of long-term incentives ensures that the primary focus of our named executives is sustained long-term performance, while our short-term incentives motivate consistent annual achievement.

Fiscal 2019 Executive Compensation

Based on our assessment of the performance of the named executive officers and our compensation philosophy as described in this Compensation Discussion and Analysis, and to recognize the high level of performance of these individuals and their importance to the Company, we took the following actions regarding fiscal 2019 compensation:

•

After reviewing the market for CEO compensation with advice from WTW, giving consideration to the CEO compensation of the Peer Group Companies, assessing the skills and experience of Mr. Walt and considering the need for the appointment of a CEO to fill the vacancy following Mr. Cowan’s retirement, (1) on April 1, 2018, in connection with his appointment as Interim Chief Executive Officer, we (i) issued to Mr. Walt 57,325 RSUs (equal in value to approximately $270,000, based on the closing sale price of our ordinary shares on The Nasdaq Global Market on March 29, 2018 of $4.71 per share), (ii) issued to Mr. Walt options to purchase 30,000 Ordinary Shares at an exercise price of $4.71 per share, and (iii) agreed to pay Mr. Walt a one-time cash bonus of up to CHF 230,000 based on the achievement of performance targets reasonably determined by the Board in consultation with Mr. Walt, payable upon expiration of the interim employment term; and (2) on May 24, 2018, we ended Mr. Walt’s appointment as Interim Chief Executive Officer and we entered into an employment agreement with Mr. Walt pursuant to which (i) we agreed to pay him a base salary of CHF750,000 per year, (ii) he is eligible to receive a cash bonus of up to CHF1,125,000 based on the achievement of performance targets determined by the Board, (iii) we determined to grant him, subject to the receipt of certain shareholder approvals, (a) 91,743 RSUs (equal in value to approximately $600,000, based on the closing sale price of our ordinary shares on The Nasdaq Global Market on May 24, 2018 of $6.54 per share) and (b) options to purchase 45,872 ordinary shares at an exercise price of $6.54 per share, which grants subsequently occurred on October 31, 2018, and (iv) until the month-end following Mr. Walt's last day of employment and during such time as Mr. Walt is commuting between his current home and our offices, reimbursement for the rental cost of a 1-bedroom apartment in the Geneva area for up to CHF2,500 per month.  On November 20, 2019, the Company agreed, in lieu of reimbursing Mr. Walt up to CHF2,500 per month for the rental cost of a 1-bedroom apartment in the Geneva area, to reimburse Mr. Walt for incremental costs incurred by him when his spouse travels with him to Eysins, Switzerland.

•	On May 23, 2018, we;
o	increased the base salaries of Messrs. Lindop, Stackawitz and Farrell to $390,000, $400,192 and $401,500 respectively, effective June 1, 2018,
o

granted annual equity awards with time-based vesting terms to Messrs. Lindop, Stackawitz and Farrell consisting of RSU awards of 30,812, 30,961 and 36,773, respectively (equal in value to approximately $206,750, $207,750 and $240,400, respectively, based on the closing sale price of our ordinary shares on The Nasdaq Global Market on May 23, 2018 of $6.71 per share),

o

adopted retention bonus awards with Messrs. Lindop, Stackawitz and Farrell amounting to $150,000 each, 50% of which will be payable in cash in January 2019 subject to the achievement of certain business milestones and the individual remaining an employee until the payment date and 50% of which comprises 11,175 RSUs which will vest on May 24, 2019, subject to the same business milestones and the individual remaining an employee until the vesting date.

•

On August 2, 2018, we determined to grant Mr. Walt, subject to receipt of certain shareholder approvals, (a) 45,000 RSUs (equal in value to approximately $339,300, based on the closing bid price of the Company’s ordinary shares on The Nasdaq Global Market on August 2, 2018 of $7.54 per share) and (b) options to purchase 70,000 ordinary shares at an exercise price of $7.54 per share, which grants subsequently occurred on October 31, 2018.

•

On November 2, 2018, we granted Mr. Walt 91,743 RSUs (equal in value to approximately $583,598, based on the closing bid price of the Company’s ordinary shares on The Nasdaq Global Market on November 1, 2018 of $6.38 per share).

•	On May 22, 2019, we decided to pay in June 2019, 150% of target bonus to Mr. Walt, 120% of target bonus to Mr. Lindop, 100% of target bonus to Mr. Farrell and 80% of target bonus to Mr. Stackawitz.

Fiscal 2020 Executive Compensation

Based on our assessment of the performance of the named executive officers and our compensation philosophy as described in this Compensation Discussion and Analysis, and to recognize the high level of performance of these individuals and their importance to the Company, we took the following actions regarding fiscal 2020 compensation:

•	On May 22, 2019, we;
o	increased the base salaries of Messrs. Lindop, Farrell and Stackawitz to $420,000 each, effective June 1, 2019,

o

decided to grant on May 24, 2019 annual equity awards with time-based vesting terms to Messrs. Lindop, Farrell and Stackawitz consisting of RSU awards of 45,000, 45,000 and 35,000, respectively (equal in value to approximately $403,650, $403,650 and $313,950, respectively, based on the closing price of our ordinary shares on the Nasdaq Global Market on May 23, 2019 of $8.97 per share).

•	On July 16, 2019, we issued 28,517 options with an exercise price of $10.52 per share to Mr. Walt. These options vest on May 24, 2020.

Our executive compensation is discussed in greater detail in the sections that follow. The remuneration committee will continue to evaluate our overall compensation structure and awards to ensure they are reflective of the performance of our executive officers and our Company and consistent with our compensation objectives.

Summary Compensation Table

The following table summarizes information regarding the compensation for the fiscal years ended March 31, 2019 and 2018 awarded to, earned by or paid to our named executive officers. See “Executive Compensation—Compensation Discussion and Analysis-Executive  Summary” for more information regarding our named executive officers for fiscal 2019 and 2018.

Name and Principal Position	Fiscal Year Ended March 31,	Salary	Bonus	Option, RSU and MRSU awards	All other compensation	Total
Franz Walt	2019	$729,773	$1,130,063	$2,271,879	$10,119	$4,141,834
Chief Executive Officer(1)	2018	$—	$—	$—	$—	$—
Paul Cowan,	2019	$—	$—	$—	$—	$—
Former Chief Executive Officer(2)	2018	$558,000	$496,000	$423,225	$—	$1,477,225
Christopher Lindop,	2019	$387,500	$257,400	$281,733	$613,149	$1,539,782
Chief Financial Officer	2018	$375,000	$195,000	$—	$390,586	$960,586
Edward Farrell,	2019	$373,979	$186,642	$321,731	$113,047	$995,399
President	2018	$355,822	$208,344	$345,058	$36,937	$946,161
Jeremy Stackawitz,	2019	$397,627	$192,092	$282,733	$75,000	$947,451
President	2018	$382,333	$242,424	$345,058	$—	$969,815

(1) On March 21, 2018, in connection with Paul Cowan's retirement from his positions at the Company, Mr. Walt was appointed to serve as Interim Chief Executive Officer, and on May 24, 2018, Mr. Walt was appointed as the Company's Chief Executive Officer. In connection with these appointments, we entered into a part time employment agreement with Mr. Walt on April 1, 2018 and then an employment agreement with Mr. Walt on May 24, 2018. As a result, Mr. Walt’s remuneration for our fiscal year ended March 31, 2018 was solely comprised of the remuneration he received as a non-employee director, as described above in “Non-Employee Director Compensation”.

(2) On March 21, 2018, Mr. Cowan retired from his positions at the Company.

Outstanding Equity Awards at Fiscal Year-End

Option Awards

The following table sets forth information regarding share option awards held by our named executive officers as of March 31, 2019. All options are options to purchase ordinary shares.

Name and Principal Position	Vesting start date	Number of securities underlying exercisable options	Number of securities underlying unexercisable options(1)	Option exercise price(2)	Option expiration date
Franz Walt	February 19, 2019	7,559	15,117	$4.41	February 18, 2028
Chief Executive Officer(3)	April 1, 2019	—	30,000	$4.71	March 31, 2028
	May 24, 2019	—	45,872	$6.54	May 23, 2028
	August 2, 2019	—	70,000	$7.54	August 1, 2028
Christopher Lindop,	February 9, 2018	83,333	41,667	$6.41	February 8, 2027
Chief Financial Officer
Edward Farrell,	April 11, 2014	96,000	—	$0.01	April 10, 2023
President	April 29, 2015	79,000	—	$8.00	April 28, 2024
	May 20, 2016	30,000	—	$15.17	May 19, 2025
	June 1, 2017	20,000	10,000	$11.92	May 31, 2026
	May 24, 2018	13,333	26,667	$7.58	May 23, 2027
Jeremy Stackawitz,	April 29, 2015	60,000	—	$8.00	April 28, 2024
President	May 20, 2016	22,500	—	$15.17	May 19, 2025
	June 1, 2017	13,334	6,666	$11.92	May 31, 2026

(1)	Vesting of all options is subject to continued service through the applicable vesting date.
(2)

In certain cases, the option exercise prices are lower than the fair market value of the underlying securities. As part of the preparation for our initial public offering (which occurred in April 2014), the Board reviewed the fair value of our ordinary shares at the various dates in recent years when option and share awards were granted. This review resulted in certain instances in the Board concluding that the fair value of the underlying securities was higher than the option exercise prices determined at the time. The resulting increase in compensation expense has been reflected in our financial statements.

(3)

On March 21, 2018, Mr. Walt was appointed to serve as Interim Chief Executive Officer, and on May 24, 2018, Mr. Walt was appointed as the Company's Chief Executive Officer. The awards reflected in the table also include awards Mr. Walt received as a non-employee director prior to his appointment as Interim Chief Executive Officer.

MRSU Awards

The following table sets forth information regarding MRSU awards held by our named executive officers as of March 31, 2019. The vesting of the MRSUs is conditional on the volume weighted average share price of the Company’s ordinary shares exceeding $22 for a twenty day consecutive period between April 1, 2019 and December 31, 2019.

Name	Vesting start date	Number of outstanding securities underlying the award	Market value of securities underlying the award	Expiration date
Jeremy Stackawitz	April 1, 2019	50,000	$379,000	December 31, 2019
Edward Farrell	April 1, 2019	50,000	$379,000	December 31, 2019

RSU Awards

The following table sets forth information regarding RSU awards held by our named executive officers as of March 31, 2019.

Name	Vesting start date	Number of outstanding securities underlying the award	Market value of securities underlying the award	Expiration date
Franz Walt	October 31, 2018	15,292	$98,022	May 24, 2019
	October 31, 2018	18,750	$120,188	August 2, 2019
	June 24, 2019	91,743	$585,320	May 24, 2020
Christopher Lindop	February 9, 2018	58,334	$373,921	February 9, 2020
	May 24, 2019	30,812	$206,749	May 24, 2021
	May 24, 2019	11,175	$74,984	May 24, 2019
Jeremy Stackawitz	(1)	45,000	$536,400	December 31, 2022
	May 24, 2019	30,961	$207,748	May 24, 2021
	May 24, 2019	11,175	$74,984	May 24, 2019
Edward Farrell	(1)	45,000	$536,400	December 31, 2022
	May 24, 2019	36,773	$246,747	May 24, 2021
	May 24, 2019	11,175	$74,984	May 24, 2019

(1)	The RSUs vest 50% upon receipt of CE-Marking for the MosaiQ blood grouping consumable and 50% upon receipt of FDA licensing for the MosaiQ blood grouping consumable and the MosaiQ instrument.

Incentive Compensation

Incentive Compensation Pursuant to Fiscal 2018 Executive Compensation Program

Subsequent to fiscal 2018, as part of our Executive Compensation Program, the following equity grants were made to the named executive officers on May 24, 2018:

Name	2018 RSU Grant
Christopher Lindop	30,812
Jeremy Stackawitz	30,961
Edward Farrell	36,773

In addition, on April 1, 2018, in connection with his appointment as our Interim Chief Executive Officer, we granted Mr. Walt options to purchase 30,000 ordinary shares at an exercise price of $4.71 per share and 57,325 RSUs (equal in value to approximately $270,000, based on the closing sale price of the Company’s ordinary shares on The Nasdaq Global Market on March 29, 2018 of $4.71). The RSUs vest monthly in equal installments over six months. The options will vest annually in equal installments over three years.

In accordance with the terms and provisions of Mr. Walt's employment agreement to continue to serve as our Chief Executive Officer, we agreed, subject to the receipt of certain shareholder approvals, to grant Mr. Walt (a) 91,743 RSUs (equal in value to approximately $600,000, based on the closing sale price of our ordinary shares on The Nasdaq Global Market on May 24, 2018 of $6.54 per share) and (b) options to purchase 45,872 ordinary shares at an exercise price of $6.54 per share, which grants subsequently occurred on October 31, 2018. As of October 31, 2018, 38,226 RSUs were vested, and the remaining 53,517 RSUs vest in seven equal monthly installments beginning on November 24, 2018; the options vest and become exercisable in two equal annual installments beginning May 24, 2019.

In addition, on August 2, 2018, the Board, subject to the receipt of certain shareholder approvals, determined to grant Mr. Walt, as soon as reasonably practicable after the Condition is satisfied: (a) 45,000 RSUs (equal in value to approximately $339,300, based on the closing bid price of the Company’s ordinary shares on The Nasdaq Global Market on August 2, 2018 of $7.54 per share) and (b) options to purchase 70,000 ordinary shares at an exercise price of $7.54 per share, which grants subsequently occurred on October 31, 2018. As of October 31, 2018, 11,250 RSUs were vested, and the remaining 33,750 RSUs vest in nine equal monthly installments beginning on December 2, 2018; the options vest and become exercisable in two equal annual installments beginning August 2, 2019.

In addition, on November 2, 2018, we granted Mr. Walt 91,743 RSUs (equal in value to approximately $583,598, based on the closing bid price of the Company’s ordinary shares on The Nasdaq Global Market on November 1, 2018 of $6.38 per share).

Incentive Compensation Pursuant to Fiscal 2019 Executive Compensation Program

Subsequent to fiscal 2019, as part of our Executive Compensation Program, the following equity grants were made to the named executive officers on May 24, 2019:

Name	2019 RSU Grant
Christopher Lindop	45,000
Jeremy Stackawitz	35,000
Edward Farrell	45,000

On July 16, 2019, we issued 28,517 options with an exercise price of $10.52 per share to Mr. Walt. These options vest on May 24, 2020.

Agreements with Our Executive Officers

Employment Agreements

Franz Walt

CEO Employment Agreement

On May 24, 2018, we entered into an employment agreement with Mr. Walt to serve as the Company's Chief Executive Officer, which we subsequently amended on November 20, 2018 and July 2, 2019. The agreement, as amended, has a two-year term, subject to earlier termination upon three months' prior written notice by either party, and renews automatically for an additional twelve months, subject to either party giving the other party at least three months' written notice that the term of the agreement shall not be extended.

The agreement provides for a base salary of CHF750,000 per annum; eligibility to receive an annual cash bonus of up to CHF1,125,000 based on the achievement of performance targets determined by the Board; subject to the receipt of certain shareholder approvals, a grant of (a) 91,743 RSUs (equal in value to approximately $600,000, based on the closing sale price of the Company's ordinary shares on The Nasdaq Global Market on May 24, 2018 of $6.54 per share) and (b) options to purchase 45,872 ordinary shares at an exercise price of $6.54 per share, which grants subsequently occurred on October 31, 2018; and reimbursement of incremental costs incurred by Mr. Walt when his spouse travels with him to Eysins, Switzerland.

The RSUs vested in 12 equal monthly installments beginning on the first monthly anniversary of May 24, 2018. The options will vest in two equal annual installments beginning on the first anniversary of May 24, 2018.

If we terminate Mr. Walt’s employment agreement without cause (as defined in the employment agreement), Mr. Walt's RSUs and options will vest and, in the case of options, become exercisable, in accordance with their terms, and the Company will pay to Mr. Walt; (i) all accrued but unpaid base salary through the date of termination of Mr. Walt's employment and any unpaid or unreimbursed expenses incurred by Mr. Walt in the performance of his duties; (ii) the base salary for the remainder of the term of the agreement in equal monthly installments; and (iii) a pro rata portion of the annual bonus for the year of termination. The RSUs and options will also fully vest and, in the case of options, become exercisable, in accordance with their terms, upon a change in control.

We have agreed to indemnify Mr. Walt to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

Interim CEO Employment Agreement

On April 1, 2018, we entered into a part time employment agreement with Mr. Walt to serve as our Interim Chief Executive Officer. The agreement had a six-month term, subject to earlier termination upon 15 days’ prior written notice by either party.  On May 24, 2018, the agreement was superseded by Mr. Walt’s current employment agreement.

The agreement provided for:

•

a grant on April 1, 2018 of 57,325 RSUs (equal in value to approximately $270,000, based on the closing sale price of our ordinary shares on The Nasdaq Global Market on March 29, 2018 of $4.71 per share);

•	a grant on April 1, 2018 of options to purchase 30,000 ordinary shares at an exercise price of $4.71 per share; and

•

a one-time cash bonus payment of up to CHF 230,000 based on the achievement of performance targets reasonably determined by the Board in consultation with Mr. Walt, payable upon expiration of the employment term.

The RSUs will vest monthly in equal installments over six months. The options will vest annually in equal installments over three years.

Christopher Lindop

We entered into an employment agreement with Christopher Lindop dated February 9, 2017 that sets forth the terms and conditions under which Mr. Lindop serves as our Chief Financial Officer. The agreement has no specific term and establishes an at-will employment relationship. Mr. Lindop’s current annual base salary for fiscal year 2020 is $420,000, and he is eligible to receive customary employee benefits.

We may terminate Mr. Lindop’s employment with or without cause, but Mr. Lindop is required to provide at least two months’ advance written notice to us if he terminates his employment. If we terminate Mr. Lindop’s employment other than for cause (as defined in the Employment Agreement), he will be entitled to receive, subject to certain conditions, (i) severance equal to 12 months of his then current base salary and employee benefits then in effect, payable as a lump sum as soon as practicable after the date of termination, but in no event later than March 15th of the following year, plus (ii) reimbursement of the remaining rental costs for Mr. Lindop’s property in Switzerland, up to a maximum of 12 months’ rent and (iii) reimbursement of reasonable repatriation costs to the United States. Mr. Lindop is obligated to (i) refrain from engaging in competition with the Company in the United States or in other countries in which the Company does business for a period of one year after any termination and (ii) refrain from soliciting any of the Company’s executives, suppliers or customers for a period of two years after any termination.

We have agreed to indemnify Mr. Lindop to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

Mr. Lindop is eligible for an annual discretionary bonus equal to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Edward Farrell

We entered into an employment agreement with Edward Farrell dated November 21, 2012 that sets forth the terms and conditions of Mr. Farrell’s employment as one of our two Presidents. Mr. Farrell’s employment commenced on February 14, 2013. The agreement has no specific term and establishes an at-will employment relationship. Mr. Farrell’s current annual base salary for fiscal year 2020 is £323,250, or approximately $420,000.

Both we and Mr. Farrell must give a minimum of 12 months’ prior notice to terminate his employment, other than for cause (as defined in his service agreement). We have the right to place Mr. Farrell on paid leave rather than allowing him to continue to provide services during this notice period. Mr. Farrell is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave. After notice of termination has been given by Mr. Farrell or us, all or part of the duration of the notice period of leave would be counted as part of the non-competition period. Upon termination, we would owe Mr. Farrell the balance of his base salary for the remaining term of the agreement.

In addition to his salary, Mr. Farrell is also entitled to a car allowance of £11,000, or approximately $14,300 per annum, contributions by his employer to a personal pension plan of 6% of salary and private healthcare benefits of £860, or approximately $1,120 per annum.  Mr. Farrell is eligible for an annual discretionary bonus equal to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Jeremy Stackawitz

We entered into an employment agreement with Jeremy Stackawitz dated March 9, 2009 that sets forth the terms and conditions of Mr. Stackawitz’s employment as one of our two Presidents. The agreement has no defined term and establishes an at-will employment relationship. Mr. Stackawitz’s current annual base salary for fiscal year 2020 is $420,000.

We may terminate Mr. Stackawitz’s employment with or without cause, but Mr. Stackawitz is required to provide at least two months’ advance notice to us if he is terminating his employment. If we terminate Mr. Stackawitz’s employment other than for cause (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to 12 months of his then current base salary and employee benefits (as defined in his employment agreement), payable as a lump sum as soon as practicable after the date of termination, but in no event later than March 15th of the following year. Mr. Stackawitz is obligated to (i) refrain from engaging in competition with us in the United States or in other countries in which we conduct our business for a period of one year after any termination and (ii) refrain from soliciting any of our executives, suppliers or customers for a period of two years after any termination.

Mr. Stackawitz is eligible for an annual discretionary bonus equal to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

Change in Control Agreements

We have entered into a change of control agreement, or CIC Agreement, with the following executive officers: Christopher Lindop, Edward Farrell, Jeremy Stackawitz and Roland Boyd. The purpose of the CIC Agreements is to establish certain protections for certain of our officers upon a qualifying termination of their employment in connection with a change of control of us.

Each CIC Agreement provides that, if we terminate the executive’s employment without “Cause” (as defined in the CIC Agreement) or the executive terminates his employment for “Good Reason” (as defined in the CIC Agreement) and, in either case, such termination occurs no more than 24 months following a “Change of Control” (as defined in the CIC Agreement), then, subject to the executive signing and not revoking a release and waiver of claims, the executive will receive a lump sum payment of the following:

•

any accrued obligations owed to the executive, which include: (i) any of the executive’s annual base salary earned through the effective date of termination that remains unpaid; (ii) any bonus payable with respect to any fiscal year which ended prior to the effective date of the executive’s termination of employment, which remains unpaid; and (iii) any expense reimbursement due to the executive on or prior to the date of termination which remains unpaid to the executive; and

•

a cash payment equal to 150% of the sum of the executive’s base salary plus target annual bonus in effect on the date of termination, without taking into effect any reduction in the executive’s annual base salary that may constitute “Good Reason” under the CIC Agreement.

Each CIC Agreement will expire on August 7, 2020 and will automatically renew for successive one year terms unless the Board of Directors provides written notice of expiration of the CIC Agreement at least 90 days prior to August 7, 2020 or the applicable anniversary thereof.

Separation Agreement

On March 21, 2018, the (“Separation Date”), in connection with Paul Cowan’s retirement, Mr. Cowan resigned from his positions with us, including as chief executive officer and as a director.

In connection with Mr. Cowan’s retirement, we, Mr. Cowan and Deidre Cowan, Mr. Cowan’s spouse and the sole shareholder of Quotient Biodiagnostics Group Limited, one of our significant shareholders, entered into a Separation Agreement, dated as of May 7, 2018 (the “Separation Agreement”), pursuant to which:

•

all unvested options to acquire ordinary shares held by Mr. Cowan that were scheduled to vest within 12 months of the Separation Date will remain outstanding and vest and become exercisable on their regularly scheduled vesting dates;

•	all outstanding and vested options to acquire ordinary shares held by Mr. Cowan will remain exercisable until the 12-month anniversary of the Separation Date after which they will expire;

•

all MRSUs and RSUs held by Mr. Cowan were terminated except for 30,000 RSUs that are eligible to vest upon receipt of CE-marking for the MosaiQ blood grouping consumable, which shall remain outstanding and be eligible to vest upon receipt of the CE mark;

•	Mr. Cowan will receive a cash bonus of $496,000 for the fiscal year ended March 31, 2018, which will be paid on or prior to August 1, 2018; and

•

all vested benefits under any other company benefit plans, and any reimbursements Mr. Cowan is entitled to under current company policies for periods before the Separation Date, were paid or reimbursed to Mr. Cowan in accordance with the terms of the applicable plan or policy.

In addition, pursuant to the Separation Agreement, Mr. Cowan provided consulting services to us for a one-month period from the date of the Separation Agreement  (the “Transition Period”), for which services Mr. Cowan was paid $44,583. After the Transition Period, Mr. Cowan will provide ad-hoc advisory services as reasonably requested by our board of the directors, for which services Mr. Cowan will be paid CHF 5,000 per day / CHF 600 per hour, plus reasonable out-of-pocket expenses. On March 18, 2019, Mr. Cowan exercised all his outstanding share options that were in the money at that date.

Mr. Cowan and certain related parties have executed a release of claims arising from Mr. Cowan’s employment which they may have against us, and our officers, directors and employees.

Equity and Incentive Plans

Our shareholders and Board of Directors previously adopted the Enterprise Management Plan, or the 2012 Plan. In connection with the completion of our initial public offering in April 2014, we adopted the 2014 Stock Incentive Plan, or the 2014 Plan and in October 2016 and in October 2018, our shareholders approved amendments and restatements of this plan at our annual general meetings of shareholders in 2016 and 2018, respectively. We refer to this plan, as so amended and restated, as the 2014 Plan

The following table presents certain information about our equity compensation plans as of March 31, 2019:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of shares remaining available for future issuance
Equity compensation plans approved by shareholders (1)	2,903,086	$5.19	376,114
Equity compensation plans not approved by shareholders	—	—	—

As of March 31, 2019, the number of shares reserved for issuance, number of shares issued, number of shares underlying outstanding share options and number of shares remaining available for future issuance under the 2012 Plan and the 2014 Plan is set forth in the table below. Our Board of Directors has determined not to make any further awards under the 2012 Plan.

Name of Plan	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of shares remaining available for future issuance
2012 Plan	357,651	$3.21	95,078
2014 Plan	2,545,435	$5.63	376,114

(1)	Outstanding awards comprise 860,689 RSUs, 106,000 MRSUs and 1,936,397 options

On April 1, 2019 the number of shares reserved for issuance by the 2014 Plan increased by 200,000 shares.

The following description of each of our share incentive plans is qualified by reference to the full text of those plans, which are incorporated by reference as exhibits to our Annual Report on Form 10-K.

2012 Plan

We adopted the Enterprise Management Plan, or the 2012 Plan, to enhance our ability to attract, retain and motivate employees expected to make important contributions to our company by providing them with equity ownership opportunities and performance-based incentives. All of our employees were eligible to be granted share options under the 2012 Plan. The 2012 Plan was administered by our Board of Directors. Subject to certain conditions, the 2012 Plan permits grants of enterprise management incentive options, or EMI options, under the terms of Schedule 5 to the UK Income Tax (Earnings and Pensions) Act 2003 (or ITEPA) for UK-based employees.

Share options granted pursuant to the 2012 Plan may be exercised upon the occurrence of certain events, including among other events, (i) in a sale of any shares of our share capital, which confers more than 50% of the total voting rights of all our issued shares; (ii) in the sale of all or substantially all of the undertakings of our company and our subsidiaries, and (iii) in the event of a listing of our shares on any “Recognized Investment Exchange” as defined in Section 841(a) of the Corporation Taxes Act 2009. In the event our shares are listed, an option may be exercised, in three equal installments, on the first, second and third anniversaries of the date of the grant. Options must be exercised during an employee’s term of employment or service or within 40 days of termination of employment or service (or within one year in the case of termination on account of a participant’s death). The options lapse after specified periods upon the occurrence of applicable events, including, forty days after (i) the sale of any shares of our share capital which confers more than 50% of the total voting rights of all our issued shares or (ii) the sale of all or substantially all of the undertakings of our company and our subsidiaries.

The maximum term of an option award is ten years.

Each option grant was documented through an option agreement. The exercise price per share of all options was determined by our Board of Directors at the time of the grant.

Awards are non-transferable and our Board of Directors retains discretion to amend, modify or terminate any outstanding award. Awards may be accelerated to become immediately exercisable in full or in part upon approval of our Board of Directors.

In the event of certain changes in our capitalization, the number of shares available for issuance under the 2012 Plan, as well as the exercise price per share of each outstanding option, may be appropriately adjusted by our Board of Directors. The 2012 Plan provides for certain exchange rights in the event of change in control and provides for conditional exercise in connection with a court-ordered reorganization of our company or our amalgamation with any other company or companies.

As of March 31, 2019, under the plan there were 357,651 ordinary shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $3.21 per ordinary share.

Certain of our prior filings with the SEC referred to the 2012 Plan as the 2013 Plan. In this proxy statement, we refer to the 2012 Plan as such because the first awards granted thereunder occurred in 2012.

2014 Plan

Our Board of Directors and our shareholders have approved the 2014 Plan. The 2014 Plan provides us flexibility with respect to our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business depends, and to provide additional incentives to such persons to devote their effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in the ownership of our company and thereby have an interest in its success and increased value.

We have reserved an aggregate of 3,779,205 ordinary shares for issuance under the 2014 Plan, which includes 2,800,000 ordinary shares reserved for issuance pursuant to the terms of the 2014 Plan, as amended, and 970,205 ordinary shares reserved for issuance as a result of automatic annual increases through April 1, 2019, as discussed further below.  This number is subject to adjustment in the event of a recapitalization, share split, share consolidation, reclassification, share dividend or other change in our capital structure. To the extent that an award terminates, or expires for any reason, then any shares subject to the award may be used again for new grants. However, shares which are (i) not issued or delivered as a result of the net settlement of outstanding options or stock appreciation rights, or SARs, (ii) used to pay the exercise price related to outstanding options, (iii) used to pay withholding taxes related to outstanding options or SARs or (iv) repurchased on the open market with the proceeds from an option exercise, will not be available for re-grant under the 2014 Plan.

The number of ordinary shares reserved for issuance will automatically increase on April 1 of each year, from April 1, 2015 through April 1, 2023, by the lesser of 1% of the total number of our ordinary shares outstanding on March 31 of the preceding year, 200,000 shares or such smaller amount as determined by our Board of Directors. As at April 1, 2019, an additional 970,205 ordinary shares have been reserved for issuance under the 2014 Plan as a result of automatic increases. The maximum number of shares that may be issued upon the exercise of incentive share options under the 2014 Plan is 4,300,000 shares.

The 2014 Plan permits us to make grants of (i) incentive share options pursuant to Section 422 of the Code and (ii) non-qualified share options. Incentive share options may only be issued to our employees. Non-qualified share options may be issued to our employees, directors, consultants and other service providers. The option exercise price of each option granted pursuant to the 2014 Plan will be determined by our remuneration committee and may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. The term of each option will be fixed by our remuneration committee and may not exceed ten years from the date of grant. All option grants under the 2014 Plan are made pursuant to a written option agreement.

The 2014 Plan permits us to sell or make grants of restricted shares. Restricted shares may be sold or granted to our employees, directors, consultants and other service providers (or of any current or future parent or subsidiary of our company). Restricted shares issued under the 2014 Plan is sold or granted pursuant to a written restricted shares purchase agreement.

The 2014 Plan also permits us to issue SARs. SARs may be issued to our employees, directors, consultants and other service providers. The base price per share of ordinary shares covered by each SAR may not be less than 100% of the fair market value of the ordinary shares on the date of grant, subject to certain exceptions. SAR grants under the 2014 Plan are made pursuant to a written SAR agreement.

Further, the 2014 Plan permits us to issue RSUs. RSUs may be issued to our employees, directors, consultants and other service providers. RSU grants under the 2014 Plan are made pursuant to a written RSU agreement.

As of March 31, 2019, 391 employees and eight directors were eligible to participate in the 2014 Plan.

The 2014 Plan is administered by our remuneration committee, which has the authority to control and manage the operation and administration of the 2014 Plan. In particular, the remuneration committee has the authority to determine the persons to whom, and the time or times at which, incentive share options, nonqualified share options, restricted shares, SARs or RSUs shall be granted, the number of shares to be represented by each option agreement or covered by each restricted share purchase agreement, SAR agreement or RSU agreement and the exercise price of such options and the base price of such SARs. In addition, our remuneration committee has the authority to accelerate the exercisability or vesting of any award, and to determine the specific terms, conditions and restrictions of each award. The remuneration committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, independent directors.

Unless provided otherwise within each written option agreement, restricted share purchase agreement, SAR agreement or RSU agreement as the case may be, the vesting of all options, restricted share, SARs and RSUs granted under the 2014 Plan shall accelerate automatically in the event of a “change in control” (as defined in the 2014 Plan) effective as of immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards granted under the 2014 Plan are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as our remuneration committee in its discretion may consider equitable.

Our Board of Directors may from time to time alter, amend, suspend or terminate the 2014 Plan in such respects as our Board of Directors may deem advisable, provided that no such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any participant under any awards previously granted without such participant’s consent.

No awards may be granted under the 2014 Plan after April 24, 2024.

As of March 31, 2019, there were 1,578,746 ordinary shares issuable upon the exercise of outstanding options, at a weighted-average exercise price of $9.08 per ordinary share, 106,000 MRSUs outstanding and 860,689 RSUs outstanding under the plan.

Share Ownership Guidelines

At its July 30, 2015 Board meeting, the Company adopted guidelines to encourage ownership of shares of the Company by directors and named executive officers. Under these guidelines, directors and named executive officers have five years from the adoption of the guidelines (or if later, the date of employment, election or promotion, whichever applies) to achieve an ownership target as follows:

Award	Ownership Target: Base Salary Multiple
Non-Employee Directors	Share value equal to or greater than three times annual retainer
CEO	Share value equal to or greater than six times base salary
Named executive officers (other than CEO)	Share value equal to or greater than two times base salary

Shares that count toward satisfaction of the ownership targets include:

•	Shares directly owned – individual, immediate family or trust (including without limitation shares purchased on the open market or acquired upon exercise of share options);
•	Vested restricted shares, restricted share units or deferred share units; and
•	“In the money” vested share options.

Shares that do not count towards the ownership targets include:

•	Unvested share options, restricted shares, restricted share units or deferred share units;
•	“Out of the money” vested share options; and
•	Performance restricted shares or performance equity units not yet vested.

Rule 10b5-1 Plans

On June 5, 2018, Edward Farrell entered into a share trading plan for personal investment diversification and planning purposes. The plan, which has no end date, covered the sale of up to 22,500 of our ordinary shares upon the vesting of RSUs subject to vesting conditions related to the approval of MosaiQ. Transactions under the plan were disclosed publicly through Form 144 and Form 4 filings with the SEC.

On March 7, 2019, Jeremy Stackawitz entered into a share trading plan for personal investment diversification and planning purposes. The plan, which has no end date, covered the sale of up to 22,500 of our ordinary shares upon the vesting of RSUs subject to vesting conditions related to the approval of MosaiQ and 21,495 of our ordinary shares upon the vesting of RSUs on May 24, 2019. Transactions under the plan were disclosed publicly through Form 144 and Form 4 filings with the SEC.

On March 12, 2019, Edward Farrell entered into a share trading plan for personal investment diversification and planning purposes. The plan, which expired on June 15, 2019, covered the sale of up to 11,000 of our ordinary shares upon the vesting of RSUs on May 24, 2019. Transactions under the plan were disclosed publicly through Form 144 and Form 4 filings with the SEC.

The plans were adopted in accordance with guidelines specified under Rule 10b5-1 under the Exchange Act, and our policies regarding share transactions. Rule 10b5-1 permits individuals who are not in possession of material non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company shares.

Defined Contribution Pension Plan and Insured Pension Plan

We operate a defined contribution pension plan for our employees. No executive officers (other than Edward Farrell) and no directors participate in this plan. The assets of the plan are held separately from us in an independently administered fund. Pension costs during the years ended March 31, 2019, 2018 and 2017 amounted to $750,000, $1,197,000 and $742,000 respectively. In addition, we operate an insured pension plan in Switzerland for our Swiss employees.  The cost of this pension plan in the year ended March 31, 2019 was $1,736,000.  No executive officers and no directors participated in this plan prior to March 31, 2018 but Mr. Walt participated in the year ended March 31, 2019 in order to comply with Swiss employment regulations. Further details can be found in the notes to our financial statements contained in our annual report on Form 10-K for the year ended March 31, 2019.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee currently consists of Messrs. Bologna, Hallsworth, McDonough and Ms. O’Connor, with Mr. Hallsworth serving as chairman of the committee. Our Board of Directors has determined that Messrs. Hallsworth, Bologna, McDonough and Ms. O’Connor meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Our Board of Directors has determined that Mr. Hallsworth is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of Nasdaq.

The audit committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the audit committee is available on Quotient’s website at www.quotientbd.com. Click on the tab “Investors” and then the caption “Corporate Governance.”

The audit committee selects, evaluates and, where deemed appropriate, replaces Quotient’s independent registered public accountants. The audit committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimis amounts.

Management is responsible for Quotient’s internal controls and the financial reporting process. Quotient’s independent registered public accountants are responsible for performing an audit of Quotient’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has reviewed Quotient’s audited financial statements for the fiscal year ended March 31, 2019 and has met and held discussions with management and Ernst & Young LLP (“E&Y”), the Company’s independent registered public accountants. Management represented to the audit committee that Quotient’s consolidated financial statements for fiscal 2019 were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee discussed the consolidated financial statements with E&Y. The audit committee also discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1, AU section 380) as adopted by the Public Accounting Oversight Board in Rule 3200T.

The audit committee received the written disclosures and letter from E&Y required by the applicable requirements of the Public Company Accounting Oversight Board regarding E&Ys communications with the audit committee concerning its independence, and the audit committee discussed with E&Y the accounting firm’s independence.

Based upon the audit committee’s discussions with management and E&Y and the audit committee’s review of the representation of management and the report of E&Y to the audit committee, the audit committee recommended to the Board that the audited consolidated financial statements be included in Quotient’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC.

The audit committee also considered whether non-audit services provided by E&Y were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Frederick Hallsworth, Chair Thomas Bologna Brian McDonough Sarah O'Connor

Independent Registered Public Accountants’ Fees

Review of the Company’s Audited Financial Statements for the Fiscal Years ended March 31, 2019 and 2018

The audit committee approves Ernst & Young LLP’s and its affiliates audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the audit committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our audit committee approves the terms of the engagement letter to be entered into by us with the independent auditor. The audit committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full audit committee at its next regular meeting.

The table below sets forth the fees paid to Ernst & Young LLP over the past two years in connection with its work for us. All such audit, audit-related and tax services were pre-approved by the audit committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees billed by Ernst & Young LLP for the fiscal years ended March 31, 2019 and 2018 were as follows:

Fees	2019	2018
Audit fees (1)	$316,000	$280,000
Audit-related fees	132,000	120,000
Tax fees	10,140	8,580
All Other Fees (2)	113,000	64,500
Total fees	$571,140	$473,080

(1)	Fees billed for audit services in 2019 and 2018 consisted of audit of our annual financial statements, statutory audits; and services related to SEC matters.
(2)	Other fees billed in 2019 and 2018 mainly related to services related to the public offering of shares that we completed on December 11, 2018.

APPOINTMENT OF AND PAYMENT TO AUDITORS (RESOLUTION 9)

The audit committee of our Board has appointed Ernst & Young LLP as our auditors. As required by law, shareholders are requested to re-appoint Ernst & Young LLP as the Company’s auditors for the period ending with the annual general meeting of the Company to be held in 2020. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending March 31, 2020.

A representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the re-appointment of Ernst & Young LLP as our auditors, to ratify their appointment as our independent registered public accounting firm and to authorize the directors to determine the fees to be paid to the auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our ordinary shares as of July 25, 2019 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;
•	each of our directors;
•	each of our executive officers; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of July 25, 2019. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares held by that person.

Ordinary shares that a person has the right to acquire within 60 days of July 25, 2019 are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The beneficial ownership percentage of each shareholder is calculated on the basis of 66,230,144 ordinary shares outstanding as of July 25, 2019.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all ordinary shares shown to be beneficially owned by them, based on information provided to us by such shareholders.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Quotient Limited, 28 Esplanade, St Helier, JE2 3QA, Jersey, Channel Islands.

Name and address of beneficial owner	Number of ordinary shares beneficially owned	Percentage of ordinary shares beneficially owned
5% shareholders:
Galen Partners (1)	7,329,074	11.1%
Polar Capital LLP (2)	5,796,063	8.8%
Perceptive Advisors LLC (3)	10,789,054	16.3%
Cormorant Asset Management, LLC (4)	4,350,842	6.6%
Executive officers and directors:
Franz Walt (5)	345,143	*
Jeremy Stackawitz (6)	261,105	*
Edward Farrell (7)	276,232	*
Christopher Lindop (8)	376,375	*
Roland Boyd (9)	134,174	*
Heino von Prondzynski (10)	203,909	*
Thomas Bologna (11)	187,764	*
Frederick Hallsworth (12)	128,789	*
Brian McDonough (13)	146,152	*
Sarah O'Connor (14)	68,081	*
Zubeen Shroff (15)	7,377,777	11.1%
John Wilkerson (16)	7,376,277	11.1%
All Directors and Executive Officers as a group	9,552,704	14.2%

*	Denotes less than 1%.
(1)

The business address of Galen Partners is 680 Washington Blvd., Stamford, CT 06901. Includes 6,613,590 ordinary shares held of record by Galen Partners V LP, 564,780 ordinary shares held of record by Galen Partners International V LP, and 150,704 ordinary shares held of record by Galen Management, LLC (collectively, “Galen Partners”). John Wilkerson, David Jahns, and Zubeen Shroff exercise voting, investment and dispositive rights over our securities held of record by Galen Partners.

(2)	Information based solely on a Schedule 13G filed with the SEC on February 14, 2019 by Polar Capital LLP. The business address of Polar Capital LLP is 16 Palace Street, London SW1E 5JD.
(3)

Information based solely on a Schedule 13G filed with the SEC on February 14, 2019 by Perceptive Advisors LLC. The business address of Perceptive Advisors LLC is 51 Astor Place 10th Floor, New York, NY 10003.

(4)

Information based solely on a Schedule 13G filed with the SEC on February 14, 2019 by Cormorant Asset Management, LLC. The business address of Cormorant Asset Management, LLC is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(5)	Comprises 250,608 ordinary shares, 19,040 RSUs and 75,495 share options held of record by Mr. Walt.
(6)	Comprises 131,939 ordinary shares and 129,166 share options held of record by Mr. Stackawitz.
(7)	Comprises 14,566 ordinary shares and 261,666 share options held of record by Mr. Farrell.
(8)	Comprises 293,042 ordinary shares and 83,333 share options held of record by Mr. Lindop.
(9)	Comprises 30,508 ordinary shares and 103,666 share options held of record by Mr. Boyd.
(10)	Comprises 170,528 ordinary shares, 20,061 RSUs and 13,320 share options held of record by Mr. von Prondzynski.
(11)	Comprises 161,239 ordinary shares, 4,680 RSUs and 21,845 share options held of record by Mr. Bologna.
(12)	Comprises 3,150 ordinary shares held by Mrs. Hallsworth and 20,058 ordinary shares, 4,680 RSUs and 46,561 share options held of record by Mr. Hallsworth.
(13)	Comprises 53,040 ordinary shares held by the McDonough-McGuire Joint Revocable Trust and 20,058 ordinary shares, 4,680 RSUs and 68,374 share options held of record by Mr. McDonough.
(14)	Comprises 34,256 ordinary shares, 4,680 RSUs and 29,145 share options held of record by Ms. O’Connor.
(15)

Comprises the ordinary shares identified in footnote 1 and 17,476 ordinary shares, 4,680 RSUs and 26,547 options held of record by Mr. Shroff.  Mr. Shroff disclaims beneficial ownership of the ordinary shares identified in footnote 1, except to the extent of his proportionate pecuniary interest in such shares.

(16)

Comprises the ordinary shares identified in footnote 1 and 17,476 ordinary shares, 4,680 RSUs and 25,047 options held of record by Mr. Wilkerson.  Mr. Wilkerson disclaims beneficial ownership of the ordinary shares identified in footnote 1, except to the extent of his proportionate pecuniary interest in such shares.

OTHER INFORMATION

Quotient Mailing Address

The mailing address of our principal executive offices is: Quotient Limited, B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland.

Shareholder Proposals for the 2020Annual Meeting

In accordance with rules of the SEC, all proposals of shareholders that are requested to be included in Quotient’s Proxy Statement for the 2020 Annual General Meeting of Shareholders must be received by the Corporate Secretary on or before May 21, 2020 (120 days before the one-year anniversary of the expected mailing date).

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended.

Presentation of Accounts

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the directors and auditors (if any) before shareholders at a general meeting. Therefore, the accounts of the Company for the fiscal year ended March 31, 2019 will be presented to the shareholders at the Annual Meeting.

Delinquent Section-16(a) Reports

All of our directors, executive officers and any greater than 10 percent shareholders are required by Section 16(a) of the Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of shares. Based on a review of those reports and written representations that no other reports were required, we believe that our Section 16 officers complied with all of their applicable Section 16(a) filing requirements, except that (i) each of Messrs. McDonough, Lindop, Farrell, Stackawitz, and Boyd inadvertently failed to timely file a Form 4 in respect of a single transaction and (ii). Mr. Hallsworth failed to timely file a Form 4 in respect of three inadvertent sales of ordinary shares, by Mr. Hallsworth’s broker to settle annual brokerage fees, without Mr. Hallsworth’s prior knowledge or direction. The transactions were subsequently reported by each of Messrs. McDonough, Lindop, Farrell, Stackawitz, Boyd and Hallsworth on Form 4.

Householding

Only one copy of each of our Annual Report to Shareholders and this Proxy Statement have been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the Annual Report and Proxy Statement to any shareholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Treasurer, Roland Boyd, at Quotient Limited, 5 James Hamilton Way, Milton Bridge, Penicuik, Midlothian, EH26 0BF, United Kingdom or call 011-44-0131-292-0443. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

Other Business

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Proxy – Quotient Limited

Proxy Solicited by Board of Directors for the Annual General Meeting of Shareholder - October 30, 2019

Christopher Lindop and Roland Boyd or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Quotient Limited to be held on October 30, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal Nine.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.

SEE REVERSE SIDE	SEE REVERSE SIDE

p PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. p

Using a black ink pen, mark your votes with an ☒ as shown in this example. Please do not write outside the designated areas.

Annual General Meeting Proxy Card

A	–	Proposals – The Board of Directors unanimously recommends a vote “FOR” the nominees for Director in Proposals 1-8 and “FOR” approval of Proposal 9.

☐	Mark here to vote as the Board recommends.

1.	Election of Directors until the next Annual Meeting of the Company:
	01 – Franz Walt	02 – Thomas Bologna	03 – Frederick Hallsworth	04 – Brian McDonough

	05 – Sarah O’Connor	06 – Heino von Prondzynski	07 – Zubeen Shroff	08 – John Wilkerson

☐	Mark here to vote FOR all nominees.	☐	Mark here to withhold vote from all nominees.	☐	For all EXCEPT – To withhold authority to vote for a nominee, write the name of such nominee below. -----------------------------------------------------

			FOR	AGAINST	ABSTAIN
			☐	☐	☐

9.	Proposal to re-appoint Ernst & Young LLP
as our auditors from the conclusion of this meeting
until the next Annual Meeting of the Company to be
held in 2020, to ratify the appointment of Ernst &
Young LLP as our independent registered public
accounting firm and to authorize the directors to
determine the fees to be paid to the auditors

B	–	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

p PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. p